                                                                     Exhibit 4.3











                              AMENDED AND RESTATED

                               TERM LOAN AGREEMENT

                                     BETWEEN

                            NTFC CAPITAL CORPORATION

                                       AND

                       UNITED STATES CELLULAR CORPORATION


                                DECEMBER 22, 1994

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

ARTICLE 1. DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Section 1.1    Defined Terms. . . . . . . . . . . . . . . . . . . . . .   3
     Section 1.2    Other Definitional Provisions. . . . . . . . . . . . . .  15
     Section 1.3    Terminology Relating to Market Entities. . . . . . . . .  16

ARTICLE 2. AMOUNT AND TERMS OF LOANS . . . . . . . . . . . . . . . . . . . .  16
     Section 2.1    Commitment and Loans . . . . . . . . . . . . . . . . . .  16
     Section 2.2    Notes and Payment Terms. . . . . . . . . . . . . . . . .  18
     Section 2.3    Procedure for Borrowing. . . . . . . . . . . . . . . . .  22
     Section 2.4    Prepayments. . . . . . . . . . . . . . . . . . . . . . .  23
     Section 2.5    Computation of Interest. . . . . . . . . . . . . . . . .  24
     Section 2.6    Payments . . . . . . . . . . . . . . . . . . . . . . . .  24
     Section 2.7    Use of Proceeds. . . . . . . . . . . . . . . . . . . . .  24

ARTICLE 3. REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . .  25
     Section 3.1    Financial Condition. . . . . . . . . . . . . . . . . . .  25
     Section 3.2    Existence; Compliance with Law . . . . . . . . . . . . .  25
     Section 3.3    Power; Authorization . . . . . . . . . . . . . . . . . .  25
     Section 3.4    Enforceable Obligations. . . . . . . . . . . . . . . . .  26
     Section 3.5    No Legal Bar . . . . . . . . . . . . . . . . . . . . . .  26
     Section 3.6    No Material Litigation . . . . . . . . . . . . . . . . .  26
     Section 3.7    No Default . . . . . . . . . . . . . . . . . . . . . . .  26
     Section 3.8    Ownership of Property. . . . . . . . . . . . . . . . . .  27
     Section 3.9    No Burdensome Restrictions . . . . . . . . . . . . . . .  27
     Section 3.10   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . .  27
     Section 3.11   Federal Regulations. . . . . . . . . . . . . . . . . . .  27
     Section 3.12   ERISA. . . . . . . . . . . . . . . . . . . . . . . . . .  27
     Section 3.13   Investment Company Act . . . . . . . . . . . . . . . . .  28
     Section 3.14   Supply Agreement; Letter Agreement . . . . . . . . . . .  28
     Section 3.15   Patents, Licenses and Franchises . . . . . . . . . . . .  28
     Section 3.16   Accuracy and Completeness of Information; Projections. .  28
     Section 3.17   Security Agreement . . . . . . . . . . . . . . . . . . .  29
     Section 3.18   Environmental Warranties . . . . . . . . . . . . . . . .  29
     Section 3.19   Market Entity Loans. . . . . . . . . . . . . . . . . . .  29

ARTICLE 4. CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . . .  29
     Section 4.1    Conditions to Initial Advances . . . . . . . . . . . . .  29
     Section 4.2    Conditions to All Advances . . . . . . . . . . . . . . .  31


                                        -i-
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ARTICLE 5. AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . .  32
     Section 5.1    Financial Statements . . . . . . . . . . . . . . . . . .  32
     Section 5.2    Certificates; Other Information. . . . . . . . . . . . .  33
     Section 5.3    Payment of Obligations . . . . . . . . . . . . . . . . .  33
     Section 5.4    Conduct of Business and Maintenance of Existence . . . .  34
     Section 5.5    Compliance with Laws . . . . . . . . . . . . . . . . . .  34
     Section 5.6    Maintenance of Property, Insurance . . . . . . . . . . .  34
     Section 5.7    Inspection of Property; Books and Records; Discussions .  35
     Section 5.8    Notices. . . . . . . . . . . . . . . . . . . . . . . . .  35
     Section 5.9    Debt Service Coverage Ratio. . . . . . . . . . . . . . .  35
     Section 5.10   Debt to Equity Ratio . . . . . . . . . . . . . . . . . .  35
     Section 5.11   ERISA. . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE 6. NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . .  36
     Section 6.1    Indebtedness . . . . . . . . . . . . . . . . . . . . . .  36
     Section 6.2    Limitation on Liens. . . . . . . . . . . . . . . . . . .  36
     Section 6.3    Limitation on Contingent Obligations . . . . . . . . . .  37
     Section 6.4    Prohibition of Fundamental Changes . . . . . . . . . . .  37
     Section 6.5    Limitation on Investments, Loans and Advances. . . . . .  38
     Section 6.6    Limitation on Distributions. . . . . . . . . . . . . . .  38
     Section 6.7    Termination, Amendment, etc. of Agreements . . . . . . .  38
     Section 6.8    Termination or Modification of Supply Agreement or
                    Letter Agreement . . . . . . . . . . . . . . . . . . . .  39
     Section 6.9    Market Entity Loan Documents . . . . . . . . . . . . . .  39
     Section 6.10   Regulation U . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE 7. COLLATERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     Section 7.1    Collateral . . . . . . . . . . . . . . . . . . . . . . .  39
     Section 7.2    Replacement Collateral . . . . . . . . . . . . . . . . .  39
     Section 7.3    Partial Release of Collateral. . . . . . . . . . . . . .  41
     Section 7.4    Required Prepayment, Etc. Upon Market Entity Shortfall .  41
     Section 7.5    Combination of Markets . . . . . . . . . . . . . . . . .  43
     Section 7.6    Priority Issues. . . . . . . . . . . . . . . . . . . . .  44
     Section 7.7    Problem Sites. . . . . . . . . . . . . . . . . . . . . .  45
     Section 7.8    Collateral Value . . . . . . . . . . . . . . . . . . . .  45

ARTICLE 8. DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
     Section 8.1    Events of Default. . . . . . . . . . . . . . . . . . . .  45
     Section 8.2    Market Entity Defaults . . . . . . . . . . . . . . . . .  48
     Section 8.3    Remedies . . . . . . . . . . . . . . . . . . . . . . . .  48
     Section 8.4    Additional Remedies. . . . . . . . . . . . . . . . . . .  48
     Section 8.5    Cure of Defaults . . . . . . . . . . . . . . . . . . . .  49

ARTICLE 9. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . .  49
     Section 9.1    Amendments and Waivers . . . . . . . . . . . . . . . . .  49
     Section 9.2    Notices. . . . . . . . . . . . . . . . . . . . . . . . .  50
     Section 9.3    No Waiver; Cumulative Remedies . . . . . . . . . . . . .  51
     Section 9.4    Survival of Representations and Warranties . . . . . . .  51
     Section 9.5    Payment of Expenses and Taxes. . . . . . . . . . . . . .  51
     Section 9.6    Successors and Assigns . . . . . . . . . . . . . . . . .  52
     Section 9.7    Participations . . . . . . . . . . . . . . . . . . . . .  53
     Section 9.8    Counterparts . . . . . . . . . . . . . . . . . . . . . .  54
     Section 9.9    Governing Law. . . . . . . . . . . . . . . . . . . . . .  54
     Section 9.10   Integration. . . . . . . . . . . . . . . . . . . . . . .  54
     Section 9.11   No Joint Venture . . . . . . . . . . . . . . . . . . . .  54
     Section 9.12   Indemnity. . . . . . . . . . . . . . . . . . . . . . . .  54
     Section 9.13   Confidential Information . . . . . . . . . . . . . . . .  54
     Section 9.14   Limitation on Liability. . . . . . . . . . . . . . . . .  57
     Section 9.15   Effect of Amendment. . . . . . . . . . . . . . . . . . .  57






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
              SCHEDULES TO AMENDED AND RESTATED TERM LOAN AGREEMENT
              -----------------------------------------------------

 Schedule 1              Existing Market Entities
 Schedule 1.1            Interim Notes
 Schedule 2              Direct Loan Transactions and Direct Loan Entities
 Schedule 3.3            Required Consents
 Schedule 3.6            Pending Litigation




              EXHIBITS TO AMENDED AND RESTATED TERM LOAN AGREEMENT
              ----------------------------------------------------

 Exhibit A-1                  Form of 1994 Construction Note
 Exhibit A-2                  Form of 1994 Equipment Note
 Exhibit A-3                  Copy of Refinancing Note
 Exhibit A-4                  Form of Note Schedule
 Exhibit A-5                  Form of Note D
 Exhibit A-6                  Form of Note E
 Exhibit B-1                  Form of Borrowing Certificate (Equipment)
 Exhibit B-2                  Form of Borrowing Certificate (Construction)
 Exhibit B-3                  Form of Borrowing Certificate (New Notes)
 Exhibit C                    Form of Amended and Restated Security Agreement
                              and Assignment of Contracts
 Exhibit D                    Form of Collateral Assignment
 Exhibit E                    Form of Collateral Release Request
 Exhibit F                    Form of Opinion of Counsel for the Company
 Exhibit G                    Form of Opinion of Regulatory Counsel for the
                              Company
 Exhibit H                    Form of Acknowledgment, Consent and Release
                              Agreement
 Exhibit I                    Form of Assumption Agreement for Combined Markets

                    AMENDED AND RESTATED TERM LOAN AGREEMENT
                    ----------------------------------------

     This AMENDED AND RESTATED TERM LOAN AGREEMENT ("AGREEMENT"), is dated as of December 22, 1994, between UNITED STATES CELLULAR CORPORATION, a corporation formed under the laws of the State of Delaware (the "COMPANY"), and NTFC CAPITAL CORPORATION (formerly known as Northern Telecom Finance Corporation), a corporation formed under the laws of the State of Delaware (the "LENDER").

                                    RECITALS
                                    --------

     A. The Company and Lender entered into that certain Term Loan Agreement dated as of October 1, 1991 (the "1991 LOAN AGREEMENT"), pursuant to which Lender agreed to make certain loans (the "LOANS") to the Company, on the terms and conditions provided therein, as evidenced by the three (3) promissory notes issued by the Company pursuant thereto, each dated as of October 1, 1991, described as follows (collectively, the "1991 NOTES"):

          1. That certain Refinancing Note executed by the Company, payable to the Lender, dated as of October 1, 1991, in the original principal amount of Three Million Nine Hundred Fifty-Nine Thousand Nine Hundred Sixty-Five and 59/100 Dollars ($3,959,965.59) (the "REFINANCING NOTE"); and

          2. That certain Construction Note executed by the Company, payable to the Lender, dated as of October 1, 1991, in the original principal amount of Twenty-Six Million Dollars ($26,000,000), plus Capitalized Interest (as defined therein), including Note Schedules No. 1 through 5 thereto (the "1991 CONSTRUCTION NOTE"); and

          3. That certain Equipment Note executed by the Company, payable to the Lender, dated as of October 1, 1991, in the original principal amount of Twenty-Six Million Dollars ($26,000,000), plus Capitalized Interest (as defined therein), including Note Schedules No. 1 through 6 thereto (the "1991 EQUIPMENT NOTE").

     B. Effective April 27, 1994, Lender changed its name from Northern Telecom Finance Corporation to NTFC Capital Corporation.

     C. The Company has or intends to have ownership interests, either directly or indirectly through subsidiaries or affiliates of the Company, in certain corporate or partnership entities, each of which has obtained or will obtain authorization from the Federal Communications Commission to construct and operate a cellular radio communication system in either a Rural Service Area or a Metropolitan Statistical Area (collectively, the "GENERAL MARKET ENTITIES"), and the Loans under the 1991 Loan Agreement were made to permit the Company to make secured loans to certain of the General Market Entities for the construction and operation of their respective cellular radio communications systems.

     D. Pursuant to the 1991 Loan Agreement, the Lender and the Company executed that certain Security Agreement and Assignment of Contracts dated as of October 1, 1991 (the "1991 SECURITY AGREEMENT"), pursuant to which the Company delivered to Lender thirty-seven (37) Market Entity Loan Packages (as defined in the 1991 Security Agreement), for the Market Entities described on SCHEDULE 1 hereto (the "EXISTING MARKET ENTITIES").

     E. Pursuant to the 1991 Loan Agreement, the Company and Lender also executed and delivered various other Loan Documents, as defined therein.

     F. Pursuant to the 1991 Loan Agreement, the Lender has advanced the principal amount of Fifty-Five Million Nine Hundred Fifty-Nine Thousand Nine Hundred Sixty-Five Dollars and Fifty-Nine Cents ($55,959,965.59) to the Company, and Capitalized Interest (as defined in the 1991 Loan Agreement) in the amount of Three Million Three Hundred Fifteen Thousand Six Hundred Fifty-Nine Dollars and Twenty Cents ($3,315,659.20) has been added to such principal.

     G. The Company has requested that Lender agree to extend to the Company additional credit of up to Seventy-Five Million Dollars ($75,000,000) for the purpose of allowing the Company to advance funds to the Existing Market Entities and other subsidiaries and affiliates to be identified pursuant to this Agreement (the "FUTURE MARKET ENTITIES"), to allow such Existing Market Entities and Future Market Entities to acquire funds for the construction and operation of their respective cellular radio communications systems.

     H. The Lender entered into various financing transactions with certain of the Company's affiliates, each involving the Company as a limited guarantor, all as referenced on SCHEDULE 2 hereto (the "DIRECT LOAN TRANSACTIONS"). The Company and the operating entities involved in such transactions, as listed on SCHEDULE 2 hereto (the "DIRECT LOAN ENTITIES") have notified Lender of the intended prepayment by the Direct Loan Entities of all amounts outstanding under the Direct Loan Transactions, and the Company has requested that Lender, upon such payment, lend pursuant to this Agreement additional funds in an aggregate amount equal to the principal amount so paid.

     I. The Lender entered into that certain Term Loan Agreement dated as of June 18, 1991 (as amended, the "CA-1 LOAN AGREEMENT") with Randolph Cellular Corporation, a Delaware corporation, the former holder of a license issued by the Federal Communications Commission to operate a cellular radio-telephone system in the area designated as the California-1 Rural Service Area, which license is now held by California Rural Service Area #1, Inc., a California corporation and an affiliate of the Company ("CALIFORNIA-1"). As of January 4, 1993, California-1 assumed all obligations of Randolph Cellular under such Term Loan Agreement and the promissory notes issued pursuant thereto. The Company and California-1 have notified Lender of the intended prepayment by California-1 of all amounts outstanding under the CA-1 Loan Agreement, and the Company has requested that Lender, upon such payment, lend pursuant to this Agreement additional funds in an aggregate amount equal to the principal amount so paid, to refinance the loans made to Randolph Cellular by Lender.

     J. Lender is willing to extend additional credit to the Company for such purposes, but only on the terms and conditions set forth in this Agreement.

     K. The Company and Lender wish to amend and restate the 1991 Loan Agreement, to evidence the existing Loans as well as the additional credit to be extended to the Company by the Lender, and for the convenience of the parties.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree that the 1991 Loan Agreement is hereby amended and restated in its entirety to read as follows:


                             ARTICLE I. DEFINITIONS

     SECTION 1.1 DEFINED TERMS. As used in this Agreement, the terms defined in the Recitals have the meanings set forth therein, and the following terms have the following meanings:

     "ADVANCE": any advance of funds made by Lender to the Company hereunder, including advances made under the 1991 Loan Agreement and advances representing Capitalized Interest pursuant to Section 2.2(e) hereof.

     "AFFILIATE": as applied to any Person, any second Person directly or indirectly controlling, controlled by, or under common control with that Person. For this purpose, "control" (including with correlative meanings, the terms "controlling", "controlled by" and under "common control with"), means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of, whether through the voting of partnership interests or by contract or otherwise, such other Person.

     "AGREEMENT": this Amended and Restated Term Loan Agreement, as amended, supplemented or modified from time to time.

     "AMENDMENT DATE": December 22, 1994.

     "ASSIGNMENT": each Collateral Assignment agreement, substantially in the form of Exhibit D hereto, executed by the Company in favor of Lender, assigning to Lender as part of the Collateral all right, title and interest of the Company in Market Entity Loan Documents and the Market Entity Collateral.

     "BASE RATE": the fluctuating rate of interest equal to (a) the 90-day "Commercial Paper Rate" of high-grade unsecured notes sold through dealers by major corporations in multiples of $1,000, as reported from time to time in THE WALL STREET JOURNAL, PLUS (b) as applicable, (i) for all Advances made under any of the 1991 Notes, 2.307% per annum, or (ii) for all Advances made under any of the 1994 Notes, 2.25% per annum. The Base Rate in effect on the last Business Day of each Calendar Quarter as reflected by the most recent WALL STREET JOURNAL publication shall be the Base Rate for the following Calendar Quarter, effective as of 12:01 a.m., New York time, on the first calendar day of that Calendar Quarter ("DETERMINATION DATE"). The Base Rate shall be expressed as an annual rate of interest, compounded monthly and calculated on the basis of a 360-day year.

     "BASIC AGREEMENTS": a collective reference to this Agreement, the Notes, the Security Agreement and the Assignments.

     "BORROWING CERTIFICATE": a Borrowing Certificate duly executed by the Company (i) in the form of Exhibit B-1 for Advances (other than Advances for Capitalized Interest) under the Equipment Note, (ii) in the form of Exhibit B-2 for Advances (other than Advances for Capitalized Interest) under the Construction Note, and (iii) in the form of Exhibit B-3 for Advances under any of the New Notes.

     "BORROWING DATE": for any Advance made under the 1991 Loan Agreement, the Business Day on which such Advance was made, and for any other Advance (other than an Advance for Capitalized Interest), the Business Day specified in the Borrowing Certificate as a date on which the Company requests the Lender to make such Advance and on which such Advance is made. For each Advance under the Construction Note, the Equipment Note, Note D or Note E, each Borrowing Date (other than the First Borrowing Date) shall be the last Business Day of a Calendar Quarter.

     "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in Illinois and Tennessee are authorized or required by law to be closed.

     "CALENDAR QUARTER": each three (3) calendar month period beginning January 1, April 1, July 1, and October 1, of each calendar year.

     "CAPITALIZED INTEREST": any of the interest accruing on the Equipment Note or the Construction Note that is paid by Advances pursuant to Section 2.2(e) hereof, that is capitalized and added to the principal amount of such Note.

     "CAPITALIZED INTEREST PERIOD": for each Advance (other than an Advance for Capitalized Interest) under the Equipment Note and the Construction Note, the first twelve (12) full months following the Borrowing Date for such Advance.

     "CASH FLOW": during any fiscal year of the Company, the sum of
(i) Consolidated Net Income or Consolidated Net Loss (which shall be treated as a negative number) for such year

PLUS (ii) all non-cash items deducted in determining such Consolidated Net Income (or Consolidated Net Loss), MINUS (iii) all non-cash items added in determining such Consolidated Net Income (or Consolidated Net Loss) during such year, PLUS (iv) the net proceeds to Company from any private placement or public offerings of Company securities, cash contributions to capital or any other form of cash equity infusion to Company, PLUS (v) all amounts available for the Company to borrow under its revolving credit agreements, PLUS (vi) during the 1991 through 1994 fiscal years, all unencumbered cash and cash equivalents on hand.

     "CELLULAR LEASE OBLIGATIONS": the total obligations (discounted as described below) consisting of all rental or lease payments payable during the minimum lease term, discounted to present value at a rate of 8%, under each then existing multi-year operating lease of the Company of equipment integral to the operation of a cellular radio communications system, if such discounted present value under such lease exceeds $500,000.

     "CODE": the Internal Revenue Code of 1986, as amended from time to time.

     "COLLATERAL": all the collateral securing the Notes, including all collateral identified in the Security Agreement and/or the Assignments, but excluding the Excluded Collateral.

     "COLLATERAL RELEASE REQUEST": a certificate substantially in the form of EXHIBIT E hereto, duly executed by the Company, requesting Lender to release its liens in respect of any particular Market Entity, to be delivered pursuant to
Section 7.2, 7.3 or 7.4 hereof.

     "COLLATERAL VALUE": at any time, for any Market Entity (or Market
Entities) an assumed value of the Collateral relating to such Market Entity, as if unencumbered, calculated as an amount equal to the original cost of the fixed assets (other than Excluded Collateral) constituting the System of the applicable Market Entity (or Market Entities) at such time, as appearing on its (or their respective) books.

     "COMBINED MARKET ENTITY": as defined in Section 7.5 hereof.

     "COMMITMENT": as defined in Section 2.1 hereof.

     "COMMITMENT PERIOD": the time period from the Amendment Date to and including the applicable Financing Termination Date.

     "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 414(b) or (c) of the Code.

     "COMPETITOR": any direct competitor, or an Affiliate of a direct competitor, of the Company, TDS or their respective Affiliates, excepting in any event any Affiliate of Lender that operates primarily as a financing entity and that has ownership interests in, or control of, any such direct competitor (or such Affiliate of a direct competitor) in connection with or as a result of financing or credit arrangements entered into by such Affiliate in the ordinary course of its business.

     "CONSENT": a Consent and Acknowledgment, substantially in the form included in EXHIBIT A to the Security Agreement, duly executed by a Market Entity consenting to an Assignment.

     "CONSOLIDATED INDEBTEDNESS": at any time, all Indebtedness of the Company and its Consolidated Subsidiaries at such time consolidated in accordance with GAAP.

     "CONSOLIDATED NET INCOME (LOSS)": during any fiscal year of the Company, the net income (loss) from continuing operations (after taxes) for such year of the Company and its Consolidated Subsidiaries, consolidated in accordance with GAAP.

     "CONSOLIDATED SUBSIDIARIES": those Subsidiaries whose accounts are or should be consolidated with those of the Company in accordance with GAAP.

     "CONSOLIDATED TOTAL LIABILITIES": the Liabilities of the Company and its Consolidated Subsidiaries, if any, which would in accordance with GAAP, be classified as liabilities on the balance sheet of the Company and its Consolidated Subsidiaries at such time, consolidated in accordance with GAAP.

     "CONSTRUCTION NOTE": collectively, the 1994 Construction Note and the 1991 Construction Note.

     "CONTINGENT OBLIGATION": as to any Person, any obligation of such Person guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

     "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "DEBT SERVICE": for any fiscal year of the Company, the sum of all cash payments which the Company will be required to make during such year representing principal of all of its Indebtedness including, without limitation, the following: (a) amounts payable during such year on account of capitalized leases (unless the assets subject to such capitalized leases have been subleased or otherwise rented to a third party); (b) the then current portion of any long-term Indebtedness; (c) amounts payable on short-term Indebtedness; and (d) amounts payable under this Agreement and the Notes, but excluding amounts outstanding under demand notes issued by the Company to TDS and the Company's revolving credit agreements, to the extent that such amounts are not required to be paid (on a scheduled due date or on maturity) during such fiscal year; PROVIDED, HOWEVER, that the Debt Service shall be recalculated for the balance of any fiscal year in which demand is made on any of such demand notes for payment, or any of the LYONs are accelerated or are subject to cash payment of any amount outstanding thereunder, effective from the date of such demand, acceleration or obligation to make such cash payment, as applicable, to include the amount of such required payments.

     "DEBT SERVICE COVERAGE RATIO": at the end of any fiscal year, the ratio of the Cash Flow for such fiscal year to Debt Service for the next fiscal year.

     "DEFAULT": any of the events specified in Section 8.1 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied, or as specified in Section 8.2 hereof.

     "EQUIPMENT NOTE": collectively, the 1994 Equipment Note and the 1991 Equipment Note.

     "EQUITY": at any time, the sum of all amounts contributed prior to such time to the Company as equity or capital contributions or paid to the Company in respect of any issuance of stock or securities of the Company, increased or decreased as necessary to reflect any additions to or subtractions from the Company's retained earnings, and further decreased by any Restricted Payments made to shareholders of the Company at any time after April 23, 1991 (whether or not made as Eligible Distributions pursuant to Section 6.6 hereof).

     "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "EVENT OF DEFAULT": any of the events specified in Section 8.1 hereof, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied, or as specified in Section 8.2 hereof.

     "EXCLUDED COLLATERAL": all now owned or hereafter acquired (i) accounts receivable arising from, and contracts for, the sale or lease of goods (other than NTI Equipment) or rendition of services by the Company or a Market Entity, as applicable, (ii) instruments or general intangibles representing or evidencing ownership interests in any Market Entity or in any other entity holding a license or permit from the FCC to construct or operate a cellular radio communications system, (iii) rights to any FCC License or other construction permits and operating licenses issued by the FCC or PUC regarding any cellular radio communications system, and (iv) as to any Market

Entity, chattel paper, rights to payment, instruments, contract rights, inventory, equipment, software, software licenses, fixtures and general intangibles used exclusively in, or arising solely from the operation by or for such Market Entity of a cellular radio communications system in, an Excluded Market.

     "EXCLUDED MARKET": Any RSA or MSA (i) for which a Market Entity holds a FCC License, and (ii) as to which, either (A) such RSA or MSA is designated as an "Excluded Market" in the Market Entity Loan Documents for such Market Entity or (B) such Market Entity is a Combined Market Entity and immediately prior to the consummation of the Permitted Combination creating such Combined Market Entity, the FCC License for such RSA or MSA was held by a General Market Entity that was not a Market Entity.

     "FCC": the Federal Communications Commission of the United States of America, and any successor, in whole or in part, to its jurisdiction.

     "FCC CONSTRUCTION PERMIT": each authorization (other than an interim operating authorization) issued to a Market Entity by the FCC to permit the Market Entity to construct a cellular radio communications system in the applicable Market(s).

     "FCC LICENSE": prior to the date of a Market Entity's receipt of the FCC Operating License, the FCC Construction Permit, and thereafter, the FCC Operating License.

     "FCC OPERATING LICENSE": an authorization (other than an interim operating authorization) issued or to be issued to a Market Entity by the FCC to permit the Market Entity to operate a cellular radio communications system in the applicable Market(s).

     "FINAL MATURITY DATE": (i) for the 1991 Equipment Note or the 1991 Construction Note, December 1, 2002, and (ii) for the 1994 Equipment Note or the 1994 Construction Note, December 1, 2003.

     "FINANCING TERMINATION DATE": (a) for the 1991 Notes and Advances made under the 1991 Notes, January 1, 1993, and (b) for the 1994 Notes and Advances under the 1994 Equipment Note or the 1994 Construction Note, the earlier of (i) the second (2nd) anniversary of the Amendment Date, or (ii) the termination of the Supply Agreement; PROVIDED, HOWEVER, that the Financing Termination Date for Advances under the 1994 Equipment Note or the 1994 Construction Note may be extended by the Company for up to an additional ninety (90) calendar days to permit Advances to be made (x) under the 1994 Equipment Note for purchase orders for NTI Equipment received by NTI prior to the applicable date set forth above, or (y) under the 1994 Construction Note, to the extent, if any, that the aggregate amount of Advances under the 1994 Construction Note is less than the aggregate amount of Advances under the 1994 Equipment Note (including Advances made during such 90 day period).

     "FIRST BORROWING DATE": the date of the first borrowing by the Company hereunder on or after the Amendment Date.

     "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

     "GENERAL MARKET ENTITIES": the General Market Entities described in the Recitals of this Agreement, including both (i) the Existing Market Entities and the Future Market Entities financed by the Company pursuant to this Agreement, and (ii) other such entities that are not financed hereunder.

     "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "INDEBTEDNESS": as to any Person, at a particular time, (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such Person otherwise assures a creditor against loss, and (b) obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which obligations such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss, and (c) any other notes or debt instruments of such Person.

     "INITIAL PAYMENT DATE": (i) for each Advance (other than an Advance for Capitalized Interest) under the Equipment Note or the Construction Note, the first Business Day of the thirteenth (13th) month after the Borrowing Date for such Advance, or (ii) for the Refinancing Note, February 1, 1992, or (iii) for each of the New Notes, the first Business Day of the first calendar month after the Advance therefor.

     "INTERIM NOTES": the promissory notes identified on Schedule 1.1 hereto, each of which was executed by the Company payable to the order of Lender, and all of which have been refinanced by the Refinancing Loan.

     "LETTER AGREEMENT": the letter agreement of even date herewith executed by and among Lender, the Company, USCOC and NTI, relating to purchases of NTI Equipment by USCOC, the Company and/or the General Market Entities on or after August 1, 1994.

     "LIABILITIES": at any date, the aggregate amount of obligations of the Company including all Indebtedness of the Company at such date, that would be classified as liabilities on its balance sheet at such date, as determined in accordance with GAAP.

     "LIEN": any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), security interest or other security agreement or arrangement (including, without limitation, any conditional sale or other title retention agreement, any financing lease having the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

     "LOAN DOCUMENTS": all the Basic Agreements, all UCC-1 financing statements, and all other documents, instruments, agreements or certificates evidencing or securing the Loans, or executed and/or delivered in connection with any of the foregoing, excluding the Market Entity Loan Documents, the Supply Agreement and the Letter Agreement.

     "LOANS": each of the loans described in Section 2.1 hereof.

     "LYON(S)": any one or more LYON notes issued by the Company pursuant to the Merrill Lynch Liquid Yield Option Note program, as long as such LYON notes are substantially in the form of the sample LYON notes discussed by Lender and the Company prior to the execution of the 1991 Loan Agreement, and do not result in any more adverse effect on the Lender's rights and remedies than in such sample forms.

     "MARKET": any RSA or MSA.

     "MARKET ENTITY": any of the partnership, corporate or other entities that holds an FCC Construction Permit or FCC Operating License authorizing it to construct or operate a cellular radio communications system in a particular RSA or MSA, and in which the Company, or an Affiliate or Subsidiary of the Company, has an ownership interest and which the Company has designated as being included in this Agreement by delivering to Lender, pursuant to the Security Agreement, the Market Entity Loan Package for such Market Entity (including, without limitation, a Market Entity Loan Package for a Combined Market Entity) and either (i) for which the Lender has advanced funds as contemplated in this Agreement, or (ii) which the Lender has accepted, or is deemed to have accepted, as a Replacement Market Entity or Supplemental Market Entity pursuant to Article 7 hereof.

     "MARKET ENTITY COLLATERAL": the collateral securing a Market Entity Loan, consisting of all the Market Entity's existing and after-acquired accounts, chattel paper, rights to payment, instruments, software and software licenses (to the extent permitted by the applicable licensor), contract rights, inventory, equipment (including the NTI Equipment), fixtures, general intangibles, and all accessions and additions to, substitutions for and replacements, products and proceeds of the foregoing, excluding, in all cases, the Excluded Collateral, all as more fully described in the Security Agreement and the Assignments.

     "MARKET ENTITY LOAN": any loan, line of credit, credit facility, extension of credit or advance of funds made by the Company to any Market Entity at any time (i) from or with proceeds of Loans made under this Agreement, or (ii) with respect to any advance to a Market Entity under Section 7.4(a)(ii) or any Supplemental Market Entity or Replacement Market Entity, from or with other funds and evidenced by a Market Entity Note.

     "MARKET ENTITY LOAN DOCUMENTS": the loan and security agreement, notes, financing statements, and other agreements, documents and instruments evidencing, securing, or executed in connection with any Market Entity Loan, all as more particularly described in the Security Agreement.

     "MARKET ENTITY LOAN PACKAGE(S)": as defined in the Security Agreement.

     "MARKET ENTITY NOTE(S)": as defined in the Security Agreement.

     "MARKET ENTITY NOTE SHORTFALL": as of the last day of a Calendar Quarter, the amount, if any, by which the outstanding aggregate principal amount of all of the Notes (other than the Refinancing Note) exceeds the outstanding aggregate principal amount of all of the Market Entity Notes.

     "MATURITY DATE": (i) for any Advance (other than an Advance for
Capitalized Interest) under the 1991 Equipment Note or the 1991 Construction Note, the first Business Day of the ninety-sixth (96th) month following the Borrowing Date for such Advance; (ii) for the Refinancing Note, December 1, 1998; (iii) for any Advance under the 1994 Equipment Note or the 1994 Construction Note (other than an Advance for Capitalized Interest), the first Business Day of the eighty-fourth (84th) month following the Borrowing Date for such Advance; (iv) for Note D, February 1, 1996; and (v) for Note E, January 31, 1999.

     "MSA": a Metropolitan Statistical Area, as designated by the FCC.

     "1991 NOTES": collectively, the 1991 Construction Note, the 1991 Equipment Note, and the Refinancing Note.

     "1994 CONSTRUCTION NOTE": that certain Construction Note executed by the Company in the form of EXHIBIT A-1 hereto, payable to the Lender, in the original maximum principal amount of Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000) plus Capitalized Interest (as defined therein), as described in Section 2.2(b) hereof, including all Note Schedules executed in connection therewith, and all extensions, renewals, modifications and replacements thereof.

     "1994 EQUIPMENT NOTE": that certain Equipment Note executed by the Company in the form of EXHIBIT A-2 hereto, payable to the Lender, in the original maximum principal amount of Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000) plus Capitalized Interest (as defined therein), as described in
Section 2.2(b) hereof, including all Note Schedules executed in connection therewith, and all extensions, renewals, modifications and replacements thereof.

     "1994 NOTES": collectively, the 1994 Construction Note, the 1994 Equipment Note, Note D and Note E.

     "NEW NOTE(S)": Note D and Note E, executed by the Company pursuant to
Section 2.2(c) and (d) hereof, and all extensions, renewals, modifications and replacements thereof.

     "NOTE(S)": the Equipment Note, the Construction Note, the Refinancing Note and the New Notes, or any of them.

     "NOTE D": the promissory note described in Section 2.2(c) hereof, and all extensions, renewals, modifications and replacements thereof.

     "NOTE E": the promissory note described in Section 2.2(d) hereof, and all extensions, renewals, modifications and replacements thereof.

     "NOTE SCHEDULE": a schedule to the Equipment Note or Construction Note, as applicable, each substantially in the form of EXHIBIT A-4 hereto, with appropriate insertions, each of which shall further evidence an Advance (other than an Advance for Capitalized Interest) under such Note and shall become a part thereof.

     "NTI": Northern Telecom Inc., a Delaware corporation.

     "NTI EQUIPMENT": all of the hardware, equipment, equipment components, Software and other products purchased or licensed from NTI by the Company, USCOC, and/or any Market Entity pursuant to the Supply Agreement or otherwise purchased or licensed from NTI by or on behalf of Market Entities.

     "OBLIGATIONS": all Indebtedness, liabilities and obligations of the Company to the Lender, whether now existing or hereafter incurred, direct or indirect, absolute or contingent, secured or unsecured, matured or unmatured, joint or several, whether for principal, interest, fees, expenses, indemnities or otherwise, arising under, out of or in connection with the Loan Documents, including, without limitation, all future advances and the unpaid principal amount (including Capitalized Interest) of, and accrued interest on, the Notes.

     "ORIGINAL CLOSING DATE": October 1, 1991.

     "PARTIALLY FINANCED MARKET ENTITY": a Market Entity that holds an FCC License for one or more Excluded Markets.

     "PAYMENT DATE": the Initial Payment Date for each Note and the first Business Day of each calendar month thereafter.

     "PERMITTED COMBINATION": as defined in Section 7.5.

     "PERMITTED LIENS": the Liens described in Section 6.2 hereof.

     "PERSON": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "PLAN": any pension plan which is covered by Title IV of ERISA and in respect of which the Company or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

     "PUC": the Public Utilities Commission or analogous governmental authority in any state where an RSA or an MSA is located, or any successor agency, and any successor, in whole or in part, to its jurisdiction.

     "REFINANCING NOTE": as defined in A. 1. of the Recitals of this Agreement.

     "REPLACED MARKET ENTITY": as defined in Section 7.2 hereof.

     "REPLACEMENT MARKET ENTITY": as defined in Section 7.2 hereof.

     "REPORTABLE EVENT": with respect to any Plan, (i) a reportable event described in Section 4043 of ERISA and regulations thereunder, (ii) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, or (iii) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4062(e) of ERISA.

     "REQUIRED CONSENTS": as defined in Section 3.3 hereof.

     "REQUIRED PREPAYMENT": as defined in Section 2.4 hereof.

     "REQUIREMENT OF LAW": as to any Person, the Articles of Incorporation, by-laws, partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

     "RESPONSIBLE OFFICER": (i) for the Company, the Chairman or the Vice President of Engineering, and (ii) for the Company or any other corporation, the President, chief executive officer or chief operating officer, or, with respect to financial matters, the Treasurer or the chief financial officer; and (iii) for any general or limited partnership, the managing partner that is authorized to act for the partnership or, with respect to financial matters, the chief financial officer or tax matters partner.

     "RESTRICTED PAYMENT": (i) any dividend or other distribution, in cash or property, direct or indirect, on account of any shares of stock of any class or series of the Company now or hereafter outstanding, or (ii) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of stock of any class or series of the Company now or hereafter outstanding, whether made in cash, property or in obligations of the Company.

     "RSA": a Rural Service Area, as designated by the FCC.

     "SECURITY AGREEMENT": the Amended and Restated Security Agreement and Assignment of Contracts made by the Company in favor of the Lender, substantially in the form of EXHIBIT C hereto, as amended, modified or supplemented from time to time.

     "SOFTWARE": the proprietary computer programs (consisting of firmware and logic instructions in machine-readable code residing in, or intended to be loaded in system memories which provide basic logic, operating instructions and user-related application instructions, but excluding customer data) which are integral to any hardware, equipment or equipment components furnished to any Market Entity pursuant to the Supply Agreement or otherwise provided by NTI to any Market Entity, and all licenses and rights to use such software granted to any Market Entity in connection therewith, and all accessories, replacements, upgrades, improvements, substitutions and accessions thereto.

     "SUBORDINATED INDEBTEDNESS": unsecured Indebtedness of the Company for money borrowed from one or more Persons, that is fully subordinated in payment, collection and liquidation to the final payment in full of all Obligations of the Company to Lender, and to all rights of Lender, and that is evidenced by an instrument duly reflecting such subordination, that (a) allows only the payment of regularly scheduled installment payments thereunder (other than payments on maturity, acceleration or other payment in full) prior to the occurrence of an Event of Default, (b) requires any payments received by the holder thereafter to be delivered to Lender, and (c) prohibits the holder thereof from accelerating the Subordinated Indebtedness without giving Lender prior written notice. Indebtedness evidenced by a LYON shall be treated as Subordinated Indebtedness only to the extent that such LYON has not been accelerated and that no cash payment is made, or required to be made, by the Company thereunder (whether at maturity, upon a change in control, upon early redemption or otherwise). Upon any such event, the Indebtedness evidenced by such LYON shall no longer qualify as Subordinated Indebtedness. Lender reserves the right to determine, in the exercise of its reasonable judgment, whether any such Indebtedness has been properly subordinated pursuant to the above requirements, for purposes of
Section 6.1 hereof.

     "SUBSIDIARY": as to any Person, (i) a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person, and (ii) any other non-corporation Person which is directly or indirectly controlled by such Person. ("Controlled" for this purpose shall mean that the controlling Person has the direct or indirect power to direct or cause the direction of the management or policies of the controlled Person whether through the ownership of voting securities or partnership interests, by contract or otherwise.)

     "SUPPLEMENTAL MARKET ENTITY": as defined in Section 7.4 hereof.

     "SUPPLIER": any vendor, supplier, contractor, materialman, or subcontractor (excluding NTI) providing direct construction and/or installation services with respect to any System.

     "SUPPLY AGREEMENT": the Supply Agreement dated as of August 27, 1987 between NTI, General Electric Company and USCOC as agent for the General Market Entities, as amended, modified or supplemented from time to time.

     "SYSTEM": each complete cellular radio communications system that has been, or is or is to be, purchased, leased, installed, and/or operated by or for any Market Entity, including without limitation the NTI Equipment, all towers and all other equipment , except for any of the foregoing that constitutes Excluded Collateral.

     "TDS": Telephone and Data Systems, Inc., an Iowa corporation.

     "TOTAL DEBT": at any time the total outstanding liabilities of the Company, including, without limitation, current liabilities, long term Indebtedness, all lease obligations (other than under operating leases) under finance leases and/or capital leases, all Contingent Obligations, and all Obligations under this Agreement.

     "USCOC": United States Cellular Operating Corporation, a Subsidiary of the Company.

     SECTION 1.2   OTHER DEFINITIONAL PROVISIONS.

          (a) All terms defined in this Agreement shall have the defined meanings when used in any Note or any other Loan Document.

          (b) As used herein, in any Note, and in any other Loan Document, accounting terms relating to the Company not defined in Section 1.1 hereof, and accounting terms partly defined in Section 1.1 hereof to the extent not defined, shall have the respective meanings given to them under GAAP (including consolidation principles, where applicable).

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

          (d) All definitions and other terms used in this Agreement or in any other Loan Document shall be equally applicable to the singular and plural forms thereof, and all references to any gender shall include all other genders.

          (e) The table of contents and captions in this Agreement and the other Loan Documents are for convenience only, and in no way limit or amplify the provisions hereof or thereof.

          (f) All defined terms and references in this Agreement or the other Loan Documents with respect to any agreements, notes, instruments, certificates or other documents shall be deemed to refer to such documents and to any amendments, modifications, renewals, extensions, replacements, substitutions and supplements to such documents.

     SECTION 1.3 TERMINOLOGY RELATING TO MARKET ENTITIES. The various defined terms in this Agreement or the other Loan Documents referring to one or more "Market Entities" shall refer at any particular time to the Market Entities (including Replacement Market Entities and Supplemental Entities) that, at such time, have been designated by the Company for inclusion in the scope of this Agreement by execution and delivery to Lender of an Assignment and a Market Entity Loan Package, and (except for Replacement Market Entities and Supplemental Market Entities) for which Advances have been made hereunder; PROVIDED, HOWEVER, that any such Market Entity shall cease being a Market Entity when and if (x) the Collateral relating to such Market Entity has been released from the Collateral pursuant to Section 7.2, or (y) such Market Entity has been removed from the scope of this Agreement pursuant to Section 7.3(a) or 7.3(b) hereof.



                       ARTICLE 2.  AMOUNT AND TERMS OF LOANS

     SECTION 2.1 COMMITMENT AND LOANS. Subject to the terms and conditions herein provided, and so long as no Event of Default has occurred and is continuing hereunder, Lender agrees to lend to Company during the Commitment Period, an aggregate principal amount not to exceed Seventy-Five Million Dollars ($75,000,000) plus Capitalized Interest (not to exceed $6,750,000 in the aggregate after the Amendment Date), as set forth herein, to be allocated and provided only as set forth in Sections 2.1 (b) and (c), together with the amounts described in Section 2.1(d) and (e) below (the "COMMITMENT"). No amounts may be borrowed under any Loan on or after the Financing Termination Date. Lender has already made Advances to the Company in the aggregate principal amount of $59,275,624.79 (including Capitalized Interest) pursuant to the 1991 Loan Agreement and the 1991 Notes, as described below.

          (a) REFINANCING LOAN. Lender made one Advance in the principal amount of $3,959,965.59, on January 1, 1992, to refinance the outstanding principal amount of the Interim Notes (the "REFINANCING LOAN").

          (b) EQUIPMENT LOAN. Lender shall make Advances to the Company from time to time until the Financing Termination Date, in principal amounts not to exceed Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000) in the aggregate under the 1994 Equipment Note, and has advanced $27,627,486.72 in the aggregate (including Capitalized Interest) under the 1991 Equipment Note, in both cases to be used solely for the purchase of NTI Equipment (exclusive of sales tax) for the Market Entities' Systems, pursuant to the Supply Agreement or otherwise from NTI (or for reimbursement for payments made to NTI for such purchases between January 1, 1993 and the Amendment Date) (collectively, the "EQUIPMENT LOAN"). The Equipment Loan shall be evidenced by the 1991 Equipment Note and the 1994 Equipment Note.

          (c) CONSTRUCTION LOAN. Lender shall make Advances to the Company from time to time until the Financing Termination Date in principal amounts not to exceed Thirty-

     Seven Million Five Hundred Thousand Dollars ($37,500,000), in the aggregate under the 1994 Construction Note, and has advanced $27,688,172.48 in the aggregate (including Capitalized Interest) under the 1991 Construction Note, in both cases to be used solely for direct construction costs incurred by the Company and/or the applicable Market Entity in the construction of the Systems or for payment of sales tax on any NTI Equipment (or for reimbursement for payments made for such purposes between January 1, 1991 and the Amendment Date) (collectively, the "CONSTRUCTION LOAN"). The Construction Loan shall be evidenced by the 1991 Construction Note and the 1994 Construction Note. Advances (other than Advances for Capitalized Interest) under the 1994 Construction Note shall be made only within the following limitations. (For these calculations, Advances for Capitalized Interest shall not be included.)

              (i) On and as of June 30, 1995, the aggregate amount of Advances made under the 1994 Construction Note shall not exceed 150% of the aggregate amount of Advances made under the 1994 Equipment Note.

              (ii) During the time period from July 1, 1995 through June 30, 1996, the aggregate amount of Advances made during such time period under the 1994 Construction Note shall not at any time exceed 125% of the aggregate amount of Advances under the 1994 Equipment Note made during such time period prior to, or on the same day as, the latest Advance under the 1994 Construction Note.

              (iii) On and as of the Financing Termination Date, the aggregate amount of Advances made under the 1994 Construction Note shall not exceed 100% of the aggregate amount of Advances made under the 1994 Equipment Note prior to, or on the same day as, the latest Advance under the 1994 Construction Note.

          (d) DIRECT LOAN TRANSACTIONS. Lender shall make one additional Advance to the Company in a principal amount not to exceed $2,553,356.69, to be advanced by the Company to a single Market Entity, to be used by such Market Entity for general business purposes ("LOAN D"). The amount of Loan D shall be equal to the sum of the aggregate principal amounts outstanding in respect of all the Direct Loan Transactions on the Borrowing Date for Loan D. The Collateral Value for the Market Entity Loan made with the proceeds of Loan D shall be equal to or greater than the outstanding principal amount of the related Market Entity Note. Simultaneously with and as a condition of such Advance, the Company shall cause all amounts then owing to Lender under the Direct Loan Transactions (including without limitation all principal and accrued interest, and including reasonable expenses payable by the Direct Loan Entities under the documents evidencing the Direct Loan Transactions, to the extent that invoices for such expenses have been delivered to the Company on or before February 15, 1995) to be paid in full, in immediately available funds. The Advance for Loan D shall be subject to all the other conditions of Article 4 hereof, including without limitation the Company's delivery to Lender of a satisfactory Market Entity Loan Package with respect to the Market Entity financed with the proceeds of Loan D. Within thirty (30) Business Days following completion of such Advance, Lender shall deliver to each such Direct Loan Entity (i) the original promissory notes evidencing the applicable Direct Loan Transaction and any pledged stock certificates held by Lender, and
     (ii) UCC-3 releases and mortgage releases in connection with the liens created or evidenced by such Direct Loan Transactions.

          (e) CALIFORNIA-1 LOAN. Lender shall make one additional Advance to the Company in a principal amount not to exceed $4,373,614.19, to be advanced by the Company to California-1, to refinance the obligations of California-1 to the Lender pursuant to the CA-1 Loan Agreement ("LOAN E"). The amount of Loan E shall be equal to the principal amount outstanding in respect of the CA-1 Loan Agreement on the Borrowing Date for Loan E. Simultaneously with and as a condition of such Advance, the Company shall cause all amounts then owing to Lender under the CA-1 Loan Agreement (including without limitation all principal and accrued interest, and including reasonable expenses payable by California-1 (or Randolph Cellular Corporation) under the CA-1 Loan Agreement, to the extent that invoices for such expenses have been delivered to the Company on or before February 15, 1995) to be paid in full, in immediately available funds. The Advance for Loan E shall be subject to all the other conditions in Article 4 hereof, including without limitation the Company's delivery to Lender of a satisfactory Market Entity Loan Package with respect to California-1. Within thirty (30) Business Days following completion of such Advance, Lender shall deliver to California-1 (i) the original promissory notes executed pursuant to the CA-1 Loan Agreement, and (ii) UCC-2 releases and mortgage releases in connection with the liens created or evidenced thereby.

     SECTION 2.2   NOTES AND PAYMENT TERMS.

          (a) REFINANCING NOTE. The Refinancing Loan is evidenced by the Refinancing Note.

          (b) CONSTRUCTION NOTE AND EQUIPMENT NOTE. The Equipment Loan and the Construction Loan, respectively, shall be evidenced by the Equipment Note and the Construction Note, respectively. Each such Note shall be executed by the Company, payable to the order of Lender, and shall evidence the obligation of the Company to repay all principal amounts advanced under or pursuant to the Loan evidenced by such Note, together with interest and all other amounts due thereunder. Each Advance (other than an Advance for Capitalized Interest) under the Equipment Loan or the Construction Loan shall also be evidenced by an appropriate Note Schedule, each substantially in the form of EXHIBIT A-4 hereto, each of which will evidence the applicable Advance. The 1994 Construction Note and the 1994 Equipment Note shall each (i) be dated the Amendment Date; (ii) have a stated maturity that is the Final Maturity Date; and (iii) bear interest at the Base Rate from the date of each Advance until the Note or any amount thereunder is paid in full (whether on any Maturity Date, on the Final Maturity Date, by acceleration, upon Required Prepayment, or otherwise). Each Note Schedule shall be executed by the Company and shall designate the applicable Borrowing Date for the applicable Advance, the applicable Maturity Date for the applicable Advance and the principal amount of such

     Advance. All Note Schedules, and all other schedules attached to any Note, shall be deemed a part thereof. Any such Note Schedule or other schedule may be amended by Lender from time to time to reflect changes in the amounts that may be included thereon, but the failure to amend any Note Schedule or other schedule shall not diminish the obligation of Company to repay all amounts due hereunder or on any Note.

          (c) LOAN D. The Advance under Loan D shall be evidenced by a separate promissory note, substantially in the form of EXHIBIT A-5 hereto ("NOTE D"), in the principal amount equal to the aggregate of all principal amounts outstanding in respect of the Direct Loan Transactions on the Borrowing Date for Loan D, and paid by the Direct Loan Entities on the Borrowing Date for Loan D. The current amounts outstanding in respect of the Direct Loan Transactions are set forth on SCHEDULE 2 hereto, and adjustments will be made as necessary to reflect payments made thereon before the applicable Borrowing Date. Note D shall (i) be dated the Borrowing Date for Note D, (ii) have a stated maturity of February 1, 1996, (iii) bear interest at the Base Rate from the date thereof until Note D or any amount thereunder is paid in full (whether on any maturity date, by acceleration, on Required Prepayment or otherwise.)

          (d) LOAN E. The Advance under Loan E shall be evidenced by a separate promissory note, substantially in the form of EXHIBIT A-6 hereto ("NOTE E"), in the principal amount equal to the aggregate of all principal amounts outstanding in respect of the CA-1 Loan Agreement, and paid by California-1 on the Borrowing Date for Loan E. The current amounts outstanding in respect of the CA-1 Loan Agreement are set forth on
     SCHEDULE 2 hereto, and adjustments will be made as necessary to reflect payments made thereon before the applicable Borrowing Date. Note E shall
     (i) be dated the Borrowing Date for Loan E, (ii) have a stated maturity that is January 31, 1999, (iii) bear interest at the Base Rate from the date thereof until Note E or any amount thereunder is paid in full (whether on any maturity date, by acceleration, on Required Prepayment or otherwise.)

          (e) INTEREST PAYMENTS. Interest shall accrue on the principal amount outstanding on each Note at the applicable Base Rate and shall be payable as follows:

              (i) For the Equipment Note and the Construction Note, interest shall accrue on all Advances thereunder during the Capitalized Interest Period, and the amount of accrued interest each month (up to a maximum aggregate of $6,750,000 for the 1994 Equipment Note and the 1994 Construction Note) shall be capitalized by Lender and added to the principal amount of the appropriate Note unless the Company elects in writing by the fifteenth (15th) day of any month during the Capitalized Interest Period to pay accrued interest with respect to any Advance for such month on or before the first Business Day of the following month. The capitalization of such accrued interest shall be deemed to be an Advance hereunder, except that all Capitalized Interest shall be added to the principal amount of the applicable Advance, and shall not have a separate payment term.

          After an aggregate of $6,750,000 in Capitalized Interest has been added to the 1994 Construction Note and the 1994 Equipment Note, the Company shall thereafter pay accrued interest on both the 1994 Construction Note and the 1994 Equipment Note, in arrears, on the first Business Day of each month, during the balance of the Capitalized Interest Period.

              (ii) Following the expiration of the Capitalized Interest Period, accrued interest on each Advance (including Capitalized Interest on such Advance) under the Equipment Note or the Construction Note shall be paid on each Payment Date, along with the principal payments described below.

              (iii) Interest on the Refinancing Note and each of the New Notes shall not be capitalized, but shall be payable on each Payment Date.

          (f) PRINCIPAL PAYMENTS. The outstanding principal of each of the Notes shall be paid as follows:

              (i) Principal payments on the Refinancing Note shall be paid in eighty-four (84) equal monthly installments of principal payable on the Initial Payment Date and on each Payment Date thereafter until the Maturity Date, when all principal, interest, charges and other amounts outstanding under the Refinancing Note shall be due and payable.

              (ii) Commencing on the Initial Payment Date for each Advance under the 1991 Equipment Note or the 1991 Construction Note, and on the first Business Day of each successive calendar month thereafter until the Maturity Date for such Advance, subject to the provisions of
          Section 2.4 hereof, all amounts due with respect to such Advance (including any Capitalized Interest on such Advance), and all charges, if any, shall be payable in eighty-four (84) equal consecutive monthly installments of principal. In addition, the Company shall pay on each Payment Date all accrued but unpaid interest, as set forth above. In any event, the entire outstanding principal amount of each Advance (including Capitalized Interest) under the 1991 Construction Note or the 1991 Equipment Note and all accrued but unpaid interest and all other amounts due thereunder shall be paid on the Maturity Date for such Advance, and all amounts outstanding under the 1991 Construction Note or the 1991 Equipment Note (including all Capitalized Interest) shall be due and payable on the Final Maturity Date for such Note.

              (iii) Commencing on the Initial Payment Date for each Advance under the 1994 Equipment Note or the 1994 Construction Note, and on the first Business Day of each successive calendar month thereafter until the Maturity Date for such Advance, subject to the provisions of
          Section 2.4 hereof, all amounts due with respect to such Advance (including any Capitalized Interest on such Advance), and all charges, if any, shall be payable in seventy-two (72) equal consecutive monthly installments of principal. In addition, the Company shall pay on each Payment Date all accrued but unpaid interest, as set forth above. In any event, the entire outstanding principal amount of each Advance (including Capitalized Interest) under the 1994 Construction Note or the 1994 Equipment Note and all accrued but unpaid interest and all other amounts due thereunder shall be paid on the Maturity Date for such Advance, and all amounts outstanding under the 1994 Construction Note or the 1994 Equipment Note (including all Capitalized Interest) shall be due and payable on the Final Maturity Date for such Note.

              (iv) Principal payments on Note D shall be paid in equal monthly payments, payable on the Initial Payment Date and on each Payment Date thereafter until the Maturity Date for Note D, when all principal, interest, charges and other amounts outstanding under Note D shall be due and payable.

              (v) Principal payments on Note E shall be paid in equal monthly payments, payable on the Initial Payment Date and on each Payment Date thereafter until the Maturity Date for Note E, when all principal, interest, charges and other amounts outstanding under Note E shall be due and payable.

          (g) LATE PAYMENTS. Notwithstanding the foregoing, if the Company shall fail to pay within ten (10) days after when due any principal amount or interest or other amount payable under this Agreement or under any Note, such amount shall bear interest at a rate per annum that is equal to the lesser of (i) three percent (3%) higher than the then applicable Base Rate or (ii) the maximum permissible rate under applicable law, from the due date until such overdue principal amount, interest or other amount is paid in full (both before and after judgment) whether or not any notice of default in the payment thereof has been delivered under this Agreement. Interest shall be computed in accordance with this Section 2.2 and Section
     2.5 hereof.

          (h) EXCESS INTEREST. Notwithstanding any provision of any Note, this Agreement or any other Loan Document to the contrary, it is the intent of Lender and Company, that Lender or any subsequent holder of any Note shall never be entitled to receive, collect, reserve or apply, as interest, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, as amended or enacted from time to time. In the event Lender, or any subsequent holder of any Note, ever receives, collects, reserves or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated as such, or, if the principal indebtedness and all other amounts due are paid in full, any remaining excess funds shall immediately be applied to any other outstanding indebtedness of Company due to Lender, and if none is outstanding, shall be paid to Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest lawful rate, Company and Lender shall, to the maximum extent permitted under applicable law, (a) exclude voluntary prepayments and the effects thereof as it may relate to any fees charged by Lender, and (b) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire term of the indebtedness; PROVIDED that if the indebtedness is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the maximum lawful rate, Lender or any subsequent holder of any Note shall refund to Company the amount of such excess or credit the amount of such excess against the principal portion of the indebtedness, as of the date it was received, and, in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging, reserving or receiving interest in excess of the maximum lawful rate.

     SECTION 2.3   PROCEDURE FOR BORROWING.

          (a) REFINANCING LOAN. The one Advance under the Refinancing Loan was made by Lender on January 1, 1992.

          (b) EQUIPMENT LOAN AND CONSTRUCTION LOAN. For Advances (other than Advances for Capitalized Interest) under the Equipment Loan or the Construction Loan, the Company shall give the Lender at least seven Business Days' written notice of its intention to borrow pursuant to the Commitment by issuing and delivering to the Lender a Borrowing Certificate substantially in the form of EXHIBIT B-1 OR B-2 hereto, as applicable, specifying (i) the Business Day on which such Advance is to be made, (ii) the account to which the funds are to be transmitted, and (iii) the amount of the proposed Advance. Each Borrowing Certificate shall have attached thereto copies of the applicable invoices or a transaction summary reflecting payments made by the Company and such other supporting documentation as Lender may reasonably require, including without limitation, for Advances made on or after the Amendment Date, copies of general ledger entries reflecting that the Collateral Value for a Market Entity is equal to or greater than the outstanding principal amount of the applicable Market Entity Note. Not later than 12:00 p.m., Nashville time, on the Borrowing Date specified in the Borrowing Certificate, if all conditions for the requested Advance are met, the Lender shall initiate the transmission of the requested Advance by wire transfer of immediately available funds to the account specified in such Borrowing Certificate. Advances (other than Advances for Capitalized Interest) shall be made only on the last Business Day of each Calendar Quarter, except for the first Advance to be made under the Construction Loan or the Equipment Loan, and each Advance other than the last Advance hereunder shall be in an aggregate principal amount of not less than $100,000.

          (c) LOAN D AND LOAN E. The one Advance in respect of each of Loan D and Loan E shall be made by Lender on the first Borrowing Date on which all conditions for such Advance have been met. (The parties anticipate that the Advances for each of Note D and Note E will be made by March 31, 1995.) For the Advance under each of Note D and Note E, the Company shall give the Lender at least seven Business Days' written notice of the proposed Borrowing Date, by issuing and delivering to the Lender Borrowing Certificates substantially in the form of EXHIBIT B-3 hereto, as applicable, specifying (i) the Business Day on which such Advance is to be made, (ii) the account to which the funds are to be transmitted, and (iii) the amount of the proposed Advance. The Borrowing Certificate for Note D shall have attached thereto copies of general ledger entries reflecting that the Collateral Value for the Market Entity is equal to or greater than the outstanding principal amount of the applicable Market Entity Note, and such other supporting documentation as Lender may reasonably require. Not later than 12:00 p.m., Nashville time, on the Borrowing Date specified in the Borrowing Certificate, if all conditions for the requested Advance are met, the Lender shall initiate the transmission of the requested Advance by wire transfer of immediately available funds to the account specified in such Borrowing Certificate.

     SECTION 2.4   PREPAYMENTS.

          (a) VOLUNTARY PREPAYMENTS. The Company shall be permitted to prepay the Loans, without premium or penalty, in whole or in part, at any time, in any amount.

          (b) REQUIRED PREPAYMENTS. The following prepayments shall be required (the "REQUIRED PREPAYMENTS"):(i) if the Company or USCOC should terminate the Supply Agreement or the Letter Agreement except for reasonable cause pursuant to the terms thereof at any time prior to the earlier of (a) the satisfaction of the obligations of the Company to purchase, or cause the purchase of, NTI Equipment with an aggregate purchase price of at least $37,500,000 under the Letter Agreement, or (b) the Financing Termination Date (except as such Financing Termination Date might exist solely because of such termination), the Company shall immediately prepay the outstanding principal amount of all of the Loans evidenced by the 1994 Construction Note and the 1994 Equipment Note, on demand, together with accrued and unpaid interest thereon to the date of prepayment; and (ii) if the Company has not otherwise complied with the requirements of Section 7.4 hereof, the Company shall make prepayments to Lender in the amounts, if any, required by Section 7.4 hereof.

          (c) APPLICATION OF PREPAYMENTS. Principal amounts prepaid (i) pursuant to Section 2.4(b)(i) hereof shall be applied to the outstanding balance of each of the 1994 Construction Note and the 1994 Equipment Note on a pro rata basis, (ii) pursuant to Section 2.4(b)(ii) or 7.3 hereof shall be applied to the outstanding balance of each Note (other than the Refinancing Note) on a pro rata basis, and (iii) pursuant to Section 2.4(a) hereof shall be applied to the outstanding balance of each Note on a pro rata basis. After any prepayment hereunder, the remaining installments of outstanding principal due under each applicable Note shall be recalculated and any invoices delivered to the Company by the Lender shall incorporate a revised repayment schedule to reflect such recalculation.

     SECTION 2.5 COMPUTATION OF INTEREST. Interest shall be calculated on the basis of a 360-day year and the actual days elapsed.

     SECTION 2.6   PAYMENTS. All payments (including prepayments) by the
Company on account of principal, interest and other charges shall be made without setoff or counterclaim to the Lender at the office of the Lender referred to in Section 9.2 hereof in lawful money of the United States of America and in immediately available funds. If any payment hereunder or on any Note becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     SECTION 2.7 USE OF PROCEEDS. The proceeds of the Loans evidenced by the Equipment Note and the Construction Note shall be used by the Company to make loans to the Market Entities, secured by the applicable Market Entity Collateral, in the respective amounts described in Section 2.1 hereof, and to pay Capitalized Interest pursuant to Section 2.2 hereof. Except as described below in this Section 2.7, the Market Entity Loans made by the Company with the proceeds of the Loans evidenced by the Construction Note shall be used to finance or refinance the direct construction costs (including engineering, purchase and installation) of the System of each Market Entity, and the Market Entity Loans made by the Company with the proceeds of the Loans evidenced by the Equipment Note shall be used to finance or refinance the acquisition of the NTI Equipment for the System of each Market Entity pursuant to the Supply Agreement, all as described in Section 2.1(b) and (c) hereof, respectively. The amount of each Market Entity Loan made with the proceeds of the Loans evidenced by the 1994 Construction Note shall be limited to the amount of such direct construction costs paid by or on behalf of such Market Entity, or for which such Market Entity became liable, after January 1, 1991. The amount of each Market Entity Loan made with the proceeds of the Loans evidenced by the 1994 Equipment Note shall be limited to the amount of such NTI Equipment acquisition costs paid by or on behalf of such Market Entity, or for which such Market Entity became liable, after January 1, 1993. Each Market Entity Loan made with the proceeds of the 1994 Equipment Note or the 1994 Construction Note may be used to finance or refinance such costs, or, if the Collateral Value for a Market Entity is equal to or greater than the outstanding principal amount of the applicable Market Entity Note, for such Market Entity's general business purposes. The proceeds of the Loans evidenced by the Refinancing Note have been used to repay and retire the Interim Notes. The proceeds of Advances made in respect of Loan D shall be used to provide funds to the applicable Market Entity for general business purposes, by means of a Market Entity Loan, secured by the applicable Market Entity Collateral. The proceeds of Loan E shall be used to refinance the loans originally made by Lender to Randolph Cellular, and assumed by California-1 under the CA-1 Loan Agreement, by means of a Market Entity Loan to California-1, secured by the California-1 Market Entity Collateral.


                    ARTICLE 3. REPRESENTATIONS AND WARRANTIES

     In order to induce the Lender to enter into this Agreement and to make the Loans, the Company hereby covenants, represents and warrants to the Lender that:

     SECTION 3.1 FINANCIAL CONDITION. The audited balance sheet of the Company as at December 31, 1993, and the related statements of earnings and shareholders' equity, copies of which have been furnished to the Lender, certified by independent certified public accountants, present fairly the financial condition of the Company as at such date. Such financial statements have been prepared in accordance with GAAP applied consistently throughout the period involved (except as approved by such accountants and as disclosed therein). The Company has no material Contingent Obligation, contingent Liability or liability for taxes, long-term lease or unusual forward or long-term commitment, that is not reflected in the foregoing financial statements or disclosed in accompanying documentation.

     SECTION 3.2 EXISTENCE; COMPLIANCE WITH LAW. The Company (a) is a corporation duly formed and validly existing under the laws of the State of Delaware; (b) has the power and authority and the legal right to own and operate its property, to lease its leased property and to conduct the business in which it is currently engaged and in which it proposes to engage; (c) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a material adverse effect on the business, operations, assets or financial condition of the Company (in each case, taken as a whole), and could not materially adversely affect the ability of the Company to perform its obligations under any Basic Agreement or the Letter Agreement; and (d) is qualified to do business in all jurisdictions where the Company's ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not, in the aggregate, have a material adverse effect on the business, operations, assets or financial condition of the Company (in each case, taken as a whole), and could not materially adversely affect the ability of the Company to perform its obligations under any Basic Agreement or the Letter Agreement.

     SECTION 3.3 POWER; AUTHORIZATION. The Company has the power and authority and the legal right to make, deliver and perform the Basic Agreements and to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and the Notes, and to authorize the execution, delivery and performance of the Basic Agreements and the Letter Agreement, except for the necessity of obtaining such consents, licenses and approvals as are specifically set forth on SCHEDULE 3.3 hereto (the "REQUIRED CONSENTS"). Other than the Required Consents, no consent or authorization of, filing with, or other act by or in respect of the FCC, the PUC or any other Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of any Basic Agreement or the Letter Agreement, except where the failure to meet such requirements could not, in the aggregate, have a material adverse effect on the business, operations, assets or financial condition of the Company (in each case, taken as a whole), and could not materially adversely affect the ability of the Company to perform its obligations under any Basic Agreement or the Letter Agreement.

     SECTION 3.4 ENFORCEABLE OBLIGATIONS. Each Basic Agreement has been, or on the First Borrowing Date or the applicable Borrowing Date will be, duly executed and delivered on behalf of the Company, and each Basic Agreement constitutes, or when executed and delivered will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to (i) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law) and (ii) limitations on enforceability under certain circumstances of provisions indemnifying a party against liability for its own wrongful or negligent acts imposed by public policy relating thereto.

     SECTION 3.5 NO LEGAL BAR. The execution, delivery and performance of the Basic Agreements and the Letter Agreement, the borrowings hereunder, and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Company, except to the extent such violations, in the aggregate, could not have a material adverse effect on (i) the business, operations, assets or financial condition of the Company (in each case, taken as a whole), or (ii) the Company's ability to perform its obligations under any Basic Agreement or the Letter Agreement, and will not result in, or require, the creation or imposition of any material Lien on the Collateral pursuant to any Requirement of Law or Contractual Obligation other than pursuant to the Security Agreement or the Assignments, except as otherwise permitted by Section 6.2 hereof.

     SECTION 3.6 NO MATERIAL LITIGATION. As of the Amendment Date, except as set forth on SCHEDULE 3.6 hereto and after the Amendment Date, except as set forth on SCHEDULE 3.6 hereto or in filings made with the Securities and Exchange Commission, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Responsible Officer of the Company, threatened by or against the Company or against any of its properties or revenues (i) with respect to any of the Basic Agreements or the Letter Agreement or any of the transactions contemplated thereby, or (ii) which, if adversely determined, could have a material adverse effect on the business, operations, assets or financial condition of the Company (in each case, taken as a whole).

     SECTION 3.7 NO DEFAULT. The Company is not in default under or with respect to any Contractual Obligation in any respect which could be materially adverse to the business, operations, assets or financial condition of the Company (in each case, taken as a whole), or which could materially and adversely affect the ability of the Company to perform its obligations under any Basic Agreement. No Default or Event of Default has occurred and is continuing.

     SECTION 3.8 OWNERSHIP OF PROPERTY. The Company has good title to all its property as reflected in its financial statements.

     SECTION 3.9 NO BURDENSOME RESTRICTIONS. To the knowledge of the Responsible Officers of the Company, after due inquiry, no Contractual Obligation of the Company and no Requirement of Law materially adversely affects, or insofar as the Responsible Officers of the Company may reasonably foresee may so affect, the ability of the Company to perform its obligations under any Basic Agreement.

     SECTION 3.10 TAXES. The Company has filed or will cause to be filed all tax returns which to the knowledge of the Responsible Officers of the Company are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company), except to the extent the failures to do so, in the aggregate, could not have a material adverse effect on the business, operations, assets or financial condition of the Company (in each case, taken as a whole); and no tax lien in a material amount has been filed and, to the knowledge of the Responsible Officers of the Company, no claims of a material amount are being asserted with respect to any such taxes, fees or other charges other than inchoate liens for taxes not yet due.

     SECTION 3.11 FEDERAL REGULATIONS. No part of the proceeds of any Loan will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System.

     SECTION 3.12 ERISA. (i) There is no Reportable Event currently under consideration by the PBGC which may reasonably result in any material liability of the Company to the PBGC with respect to any Plan, (ii) no Plan has been terminated by the PBGC or under a distress termination within the meaning of
Section 4041(c) of ERISA that has resulted or will result in any liability to the Company or any Affiliate that is material to the Company, (iii) no trustee has been appointed by any United States district court to administer any Plan in a way that may reasonably result in any liability that is material to the Company, (iv) the PBGC has not instituted proceedings to terminate any Plan or to appoint a trustee to administer any such Plan, in either case, that may reasonably result in liability that is material to the Company and (v) neither the Company nor any Affiliate has withdrawn, completely or partially, from any Plan that is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA that has resulted in any material liability of the Company.

     SECTION 3.13 INVESTMENT COMPANY ACT. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 3.14 SUPPLY AGREEMENT; LETTER AGREEMENT. The Lender has received a complete copy of the Supply Agreement (including all annexes, attachments and amendments thereto) and the Letter Agreement. To the knowledge of the Responsible Officers of the Company, there are no other side letters, waivers or other agreements affecting the terms thereof. The Supply Agreement and the Letter Agreement have each been duly executed and delivered and are in full force and effect. The Letter Agreement obligates the Company to cause the purchase of NTI Equipment having an aggregate price (excluding sales tax) of not less than $37,500,000 in the three-year period from August 1, 1994 to August 1, 1997. The Letter Agreement has been duly executed and delivered on behalf of the Company, and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     SECTION 3.15 PATENTS, LICENSES AND FRANCHISES. Except for the necessity of obtaining the Required Consents, the Company owns or has been granted all of the patents, trademarks, permits (construction or otherwise), service marks, trade names, copyrights, licenses and franchises, or rights with respect to the foregoing, necessary for the conduct of its business as presently contemplated, without any known conflict with the rights of others other than such patents, trademarks, permits, service marks, trade names, copyrights, licenses and franchises, or rights with respect thereto which, taken in the aggregate, could not materially and adversely affect (a) the business, operations, assets or financial condition of the Company (in each case, taken as a whole) or (b) the ability of the Company to perform its obligations under any Basic Agreement or the Letter Agreement.

     SECTION 3.16 ACCURACY AND COMPLETENESS OF INFORMATION; PROJECTIONS. All information, reports and other papers and data with respect to the Company (other than projections or other information marked "preliminary") furnished to the Lender by the Company at any time were or will be, at the time the same were or will be so furnished, complete and correct in all respects which are material, to the extent necessary to give the Lender knowledge of the subject matter in all reasonable respects which are material; and all projections with respect to the Company furnished by the Company were or will be prepared or presented in good faith by the Company and in the opinion of the Company had a reasonable basis. No fact is known to any Responsible Officer of the Company which materially and adversely affects the business, operations, assets or financial condition of the Company (in each case, taken as a whole) which has not been set forth in the financial statements referred to in Section 3.1 hereof or in such information, reports, papers and data or otherwise disclosed in writing to the Lender prior to the First Borrowing Date or the applicable Borrowing Date.

     SECTION 3.17 SECURITY AGREEMENT. The provisions of the Security Agreement are effective to create in favor of the Lender a legal, valid and enforceable security interest in all right, title and interest of the Company in the Collateral described therein; and when the Lender has given value, the financing statements executed by the Company as debtor have been filed in the office of the Secretary of State of Illinois and the Market Entity Loan Documents and Assignment for any Market Entity have been delivered to Lender, the Security Agreement shall constitute a fully perfected first-priority Lien on, and security interest in, all right, title and interest of the Company in the Collateral described therein, to the extent a security interest may be perfected by possession or filing under applicable law, subject to no other Liens except Permitted Liens.

     SECTION 3.18  ENVIRONMENTAL WARRANTIES. To the knowledge of the
Responsible Officers of the Company, except as would not materially and adversely affect the business, operations, assets or financial condition of the Company (in each case, taken as a whole), the Company is in compliance with all environmental laws, regulations, rules, ordinances, permits, orders, and other requirements applicable to the Company, the operation of the Company or the real or personal property owned, leased or operated by the Company, including without limitation, all such laws governing occupational safety or the generation, storage, disposal or transportation of toxic or hazardous substances or wastes, and the Company has not received notice of, and is not aware of, any violations or alleged violations, or any liability or asserted liability, under any such environmental laws, with respect to the Company or its business or its properties.

     SECTION 3.19 MARKET ENTITY LOANS. The Market Entities, as a part of the ordinary conduct of their business and financial affairs, fund the acquisition, construction and operation of their respective Systems through either capital contributions from their shareholders or partners, as applicable, or through the borrowing of funds from the Company, on a secured or unsecured basis. As a part of the ordinary conduct of its business and financial affairs, the Company makes secured and unsecured loans and/or capital contributions to the Market Entities for the acquisition, construction and operation of their respective Systems.


                         ARTICLE 4. CONDITIONS PRECEDENT

     SECTION 4.1 CONDITIONS TO INITIAL ADVANCES. The obligation of the Lender to make Advances on the First Borrowing Date shall be subject to the fulfillment prior to or contemporaneously with the making of such Advances of the following conditions precedent:

          (a) NOTES. The Lender shall have received each of the 1994 Construction Note and the 1994 Equipment Note, each conforming to the requirements hereof and executed by a duly authorized officer of the Company.

          (b) SECURITY AGREEMENT. The Lender shall have received the Security Agreement, duly executed by the Company.

          (c) LEGAL OPINION. The Lender shall have received the opinion of Sidley & Austin, counsel to the Company, dated the Amendment Date, substantially in the form of EXHIBIT F hereto.

          (d) REGULATORY LEGAL OPINION. The Lender shall have received the opinion of Koteen & Naftalin, regulatory counsel to the Company, dated the Amendment Date, substantially in the form of EXHIBIT G hereto.

          (e) PROCEEDINGS OF THE COMPANY. The Lender shall have received copies, certified by a Secretary or Assistant Secretary of the Company on the Amendment Date, of evidence of all actions taken by the Company authorizing the execution, delivery and performance by the Company of the Basic Agreements and authorizing the borrowings provided for herein.

          (f) INCUMBENCY CERTIFICATE OF THE COMPANY. The Lender shall have received a certificate of a Secretary or Assistant Secretary of the Company dated the Amendment Date, as to the incumbency and signature of the officer or officers signing the Basic Agreements and any other certificate or other document to be delivered pursuant thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

          (g) ORGANIZATIONAL MATTERS. Articles of Incorporation of the Company shall have been duly recorded in Delaware and the Lender shall have received a certified copy of such Articles of Incorporation and copies of the bylaws of the Company, certified by a Responsible Officer of the Company to be complete and correct.

          (h) CERTIFICATE OF GOOD STANDING. Lender shall have received a current certificate of good standing (or its equivalent) for the Company from the State of Delaware.

          (i) FILINGS, REGISTRATIONS AND RECORDINGS. Any documents (including, without limitation, financing statements) required to be filed, registered or recorded under the Security Agreement shall have been properly filed, registered or recorded; the Lender shall have received acknowledgment copies of all such filings, registrations and recordations stamped by the appropriate filing, registration or recording officer (or, in lieu thereof, other evidence satisfactory to the Lender that all such filings, registrations and recordations have been made); and the Lender shall have received evidence that all necessary filing, subscription and inscription fees and all recording and other similar fees, and all taxes and other expenses related to such filings, registrations and recordings have been paid in full.

          (j) EVIDENCE OF INSURANCE. The Lender shall have received evidence, satisfactory to it, that the Company has obtained the policies of insurance required by this Agreement or the Security Agreement.

          (k) FURTHER ASSURANCES. The Company shall provide to Lender any additional documents and complete any legal matters or procedures that may be reasonably necessary to effectuate the consummation of the transactions contemplated hereby, including any documents reasonably necessary to perfect or continue any of Lender's liens in the Collateral, and all such legal matters and documents shall be reasonably satisfactory in form and substance to the Lender.

     SECTION 4.2 CONDITIONS TO ALL ADVANCES. The obligation of the Lender to make any Advance (including the initial Advance under any Loan) hereunder on any Borrowing Date is subject to the satisfaction of the following conditions precedent:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company herein or in any other Basic Agreement or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection therewith, shall be accurate in all material respects on and as of such Borrowing Date as if made on and as of such date.

          (b) NO EVENT OF DEFAULT. No uncured or unwaived Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Advance to be made on such Borrowing Date.

          (c) NO MATERIAL ADVERSE CHANGE. No material adverse change in the business, operations, assets or financial condition of the Company (in each case, taken as a whole) shall have occurred since the date of the financial statements described in Section 3.1 hereof.

          (d) BORROWING CERTIFICATE. The Lender shall have received an appropriate Borrowing Certificate, with appropriate insertions and all applicable attachments, duly executed by a Responsible Officer of the Company.

          (e) NOTE SCHEDULES. For each Advance (other than an Advance for Capitalized Interest) under the Equipment Note or the Construction Note, the Lender shall have received an appropriate Note Schedule, duly executed by a Responsible Officer of the Company.

          (f) NEW NOTES. Prior to the Advances under each of Loan D and Loan E, the Lender shall have received Note D and Note E, respectively, as applicable, each conforming to the requirements hereof and executed by a duly authorized officer of the Company.

          (g) ASSIGNMENT AND MARKET ENTITY LOAN PACKAGE. For the first Advance to be made under the Equipment Note or the Construction Note in respect of any Market Entity, and for Advances under the New Notes, the Lender shall have received an Assignment, duly executed by a Responsible Officer of the Company, along with the applicable Market Entity Loan Package, with enclosures all duly executed by the Company and such Market Entity, as applicable.

          (h) ADDITIONAL CONSENTS. Prior to the Advance under each of Note D and Note E, respectively, the Company shall provide to Lender an Acknowledgment, Consent and Release Agreement, in the form of EXHIBIT H hereto, executed by each of the Direct Loan Entities and by California-1, respectively, as applicable, acknowledging the outstanding amount of the obligations owed by each such entity to the Lender, agreeing that such obligations will be paid in full upon the applicable Borrowing Date hereunder, and releasing the Lender from any liability or obligations under or in respect of the applicable Direct Loan Transactions or CA-1 Loan Agreement.

          (i) REQUIRED CONSENTS. The Lender shall have received a copy of each of the Required Consents, all of which shall be in full force and effect, as certified by a Responsible Officer of the Company.

          (j) ADDITIONAL MATTERS. All proceedings and all other documents and legal matters in connection with the transactions contemplated by the Loan Documents shall be reasonably satisfactory in form and substance to the Lender and its counsel.

                         ARTICLE 5. AFFIRMATIVE COVENANTS

     The Company hereby agrees that, so long as the Commitment remains in effect, or any Note remains outstanding and unpaid or any other amount is owing to the Lender hereunder, the Company shall:

     SECTION 5.1 FINANCIAL STATEMENTS. Furnish to the Lender the following financial statements, all of which shall be complete and correct in all material respects and be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or officer, as the case may be, and disclosed therein and except for normal year-end adjustments in the case of quarterly financial statements):

          (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Company, a copy of the balance sheet of the Company as at the end of such year and the related statements of earnings and changes in financial position for such year, setting forth in each case in comparative form the figures for the previous year, containing the audit report of Arthur Andersen & Co. or other nationally recognized independent public accountants reasonably satisfactory to Lender, certified without qualification arising out of the scope of the audit by such accountants; and

          (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited balance sheet of the Company as at the end of each such quarter and the related unaudited statements of earnings and shareholders' equity for such quarterly period and the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the previous year (subject to normal year-end audit adjustments).

     SECTION 5.2   CERTIFICATES; OTHER INFORMATION. Furnish to the Lender:

          (a) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and (b) hereof, a certificate of a Responsible Officer of the Company (i) stating that, to the best of such officer's knowledge, the Company during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and in any Note to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (ii) stating that there has been no material adverse change in the business, operations, assets or financial condition of the Company (in each case, taken as a whole) since the date of the latest financial statements delivered pursuant to Section 5.1 hereof, except as stated in such certificate;

          (b) within five Business Days after the same are sent, copies of all financial statements, reports and notices which the Company sends to the Securities and Exchange Commission or any successor;

          (c) with the financial statements required under Section 5.1(b) for each Calendar Quarter, copies of the Company's internal records reflecting the dates, terms and amounts of loans to and payments by any of the Market Entities pursuant to the Market Entity Loan Documents during such Calendar Quarter;

          (d) within sixty (60) days after the end of each Calendar Quarter , a certificate of a Responsible Officer of the Company stating the amount of the Market Entity Note Shortfall, if any, as of the last day of such Calendar Quarter;

          (e) written notice of any material change in the name, corporate structure or chief executive offices of any Market Entity, if such change would require the filing of new or amended financing statements, within ten (10) days after such change; and

          (f) such other information concerning its business, records or financial condition as the Lender may reasonably request, including, without limitation, annual budgets of the Market Entities.

     SECTION 5.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its Indebtedness and other obligations of whatever nature (other than such other obligations which do not exceed, in the aggregate, an amount equal to one percent (1%) of the Company's Equity, as reflected in its most recent financial statements delivered to Lender), except in the case of such other obligations when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and as to which reserves in conformity with GAAP with respect thereto have been provided on the books of the Company.

     SECTION 5.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Except as otherwise permitted in the Basic Agreements, continue to engage in business of the same general type as now conducted by it and as presently contemplated to be conducted by it, and preserve, renew and keep in full force and effect its existence and acquire and maintain all material rights, privileges, franchises and licenses necessary in the normal conduct of its business as then being conducted (including without limitation authorizations other than interim operating authorizations issued to General Market Entities by the FCC to permit the General Market Entities to construct and/or operate cellular radio communications systems) except where the failure to so acquire and maintain would not materially and adversely affect (a) the business, operations, assets or financial condition of the Company (in each case, taken as a whole) or (b) the ability of the Company to perform its obligations under any Basic Agreement.

     SECTION 5.5   COMPLIANCE WITH LAWS. Comply with all Contractual
Obligations and Requirements of Law except where the necessity of compliance is being contested in good faith and as to which reserves in conformity with GAAP have been provided on the books of the Company or except where the failure to so comply would not materially and adversely affect the business, operations, assets or financial condition of the Company (in each case, taken as a whole).

     SECTION 5.6 MAINTENANCE OF PROPERTY, INSURANCE. Keep all property useful and necessary in its business in good working order and condition, reasonable wear and tear excepted; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, but excluding product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Lender, upon written request, full information as to the insurance carried. Without limiting the generality of the foregoing, the Company shall obtain and maintain in effect blanket casualty insurance with respect to all of the Market Entity Collateral to the extent, if any, that such insurance coverage (or self insurance) is not maintained by TDS or another Person for such Market Entities. Lender shall be named as an "additional insured" under all such policies (whether provided by the Company, TDS or other Person) with respect to the Company and each Market Entity and, upon an Event of Default, shall be entitled to be named as mortgagee loss payee thereunder. The Company hereby specifically authorizes any insurance company naming Lender as an additional insured on any policy to add the status of "mortgagee loss payee" upon such insurance company's receipt of written notice from Lender that an Event of Default has occurred. The Company hereby appoints Lender as the Company's attorney-in-fact to take any action necessary to change such designation or coverage pursuant to this Section 5.6. The Company shall deliver to Lender, upon Lender's reasonable request from time to time, reasonably satisfactory evidence with respect to such insurance.

     SECTION 5.7 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and upon reasonable notice, during normal business hours, without unreasonable interruption of operations, permit representatives of the Lender to visit and inspect any of the Collateral, and the Company's books and records relating to the Collateral, and to discuss the business, operations, properties and financial and other condition of the Company with officers, directors, and employees of the Company.

     SECTION 5.8   NOTICES. Promptly give notice to the Lender:

          (a) of the occurrence of any uncured Default or the occurrence of any Event of Default;

          (b) of a material adverse change in the business, operations, assets or financial condition of the Company (in each case, taken as a whole) at the same time such notice is given to the Securities and Exchange Commission; and

          (c) of any payment default under any of the Market Entity Loan Documents that continues for thirty (30) calendar days.

     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

     SECTION 5.9 DEBT SERVICE COVERAGE RATIO. Maintain at the end of each fiscal year of the Company a Debt Service Coverage Ratio of not less than 1.25 to 1.00, calculated as of the end of each fiscal year of the Company.

     SECTION 5.10 DEBT TO EQUITY RATIO. Maintain at the end of each fiscal year of the Company a ratio of Total Debt to Equity of not more than 2.5 to 1.

     SECTION 5.11 ERISA. Promptly furnish Lender with written notice upon the receipt by the Company or the administrator of any Plan of any substantive notice, correspondence or other communication from the PBGC, the IRS, the Secretary of Treasury, the Department of Labor, or any other Governmental Authority, as the case may be, relating to (i) any Reportable Event that may reasonably result in any liability that is material to the Company, (ii) any funding deficiency with respect to any Plan that may reasonably result in any liability that is material to the Company, (iii) any liability, either primary or secondary, with respect to complete or partial withdrawal from any Plan that is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA that may reasonably result in liability that is material to the Company, (iv) proceedings to terminate any Plan under Section 4041(c) or 4042 of ERISA that could result in any liability of the Company or any Affiliate that may reasonably be material to the Company or (v) the appointment of a trustee for any Plan in any case that may reasonably result in liability that is material to the Company. Such notice shall be accompanied by any pertinent documents including, but not limited to, the relevant notice, correspondence or other communication and a statement of a Responsible Officer of the Company describing the event or the action taken and the reasons therefor.


                          ARTICLE 6. NEGATIVE COVENANTS

     The Company hereby agrees that, so long as the Commitment remains in effect or any Note remains outstanding and unpaid or any other amount is owing to the Lender hereunder, the Company shall not:

     SECTION 6.1 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness that would cause the sum of the Company's total Indebtedness plus the Company's Cellular Lease Obligations to exceed an amount equal to the aggregate amount of $40.00 per population equivalent ("POP") for all of the then existing General Market Entities, except for the following:

          (a) Indebtedness evidenced by the Notes;

          (b) Subordinated Indebtedness.

     SECTION 6.2 LIMITATION ON LIENS. Create, incur, assume or suffer to exist, any Lien upon any of the Collateral, or permit any Market Entity to create, incur, assume or suffer to exist, any liens on the applicable Market Entity Collateral, except for the following ("PERMITTED LIENS"):

          (a) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in accordance with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings;

          (c) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) Liens on the Collateral in favor of the Lender;

          (f) Liens on the Market Entity Collateral in favor of the Company, as assigned to Lender;

          (g) judgment Liens not being contested and which, in the aggregate, do not exceed an amount equal to two percent (2%) of the Company's Equity, as reflected in its most recent financial statements delivered to Lender; and

          (h) Purchase Money Liens (as defined in the Security Agreement) on new capital equipment (other than the NTI Equipment) acquired by a Market Entity, with Lender's having a junior security interest in such new equipment.

     SECTION 6.3 LIMITATION ON CONTINGENT OBLIGATIONS. Create, incur, assume or suffer to exist any Contingent Obligation except agreements by the Company to repurchase any accounts receivable or as otherwise permitted under Section 6.1 hereof.

     SECTION 6.4   PROHIBITION OF FUNDAMENTAL CHANGES.

          (a) Make any fundamental change in the nature of its business as presently conducted; or

          (b) Unless the Company is the surviving entity, enter into any transaction of merger or consolidation or amalgamation or other restructuring, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets whether now owned or hereafter acquired, excluding the sale, pledge or other disposition of Excluded Collateral, without the Lender's prior written consent; or

          (c) Unless the Company, USCOC, or a Subsidiary of the Company or USCOC is the surviving entity or transferee, as applicable, and unless the Letter Agreement remains in effect with respect to such survivor or transferee (if applicable), permit or suffer USCOC to enter into any transaction of merger or consolidation or amalgamation or other restructuring; or to liquidate, windup or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property, business or assets, whether now owned or hereafter acquired, without the Lender's prior written consent; or

          (d) Except in a transaction permitted under Section 6.4(e) hereof or a Permitted Combination under Section 7.5 hereof, or except with a substitution of Collateral pursuant to Section 7.2 hereof or the removal of a Market Entity pursuant to Section 7.3 hereof, permit or suffer any one or more Market Entities to enter into any transaction of merger or consolidation or amalgamation or restructuring, or to liquidate, windup or dissolve itself (or suffer any liquidation or dissolution), or to convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property, business or assets whether now owned or hereafter acquired, without the Lender's prior written consent, if any such action or event would have a material adverse effect on the Collateral Value, taken as a whole; or

          (e) Sell, transfer, assign or convey to any Person other than a Subsidiary of the Company any of the Company's or its Affiliates or Subsidiaries' material rights, title or interest in and to any Market Entity without the Lender's prior written consent, if, as a consequence thereof, the Collateral Value, taken as a whole, would be materially and adversely affected, except with a substitution of Collateral pursuant to
     Section 7.2 hereof or the removal of a Market Entity pursuant to Section
     7.3 hereof; PROVIDED, HOWEVER that the Company may pledge or encumber any of the Excluded Collateral without such consent, substitution or removal.

     SECTION 6.5 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Other than in the ordinary course of business, make any advances or loans to, or investments (by way of transfers of property, contributions to capital, acquisitions of stock, securities or evidences of indebtedness, acquisitions of businesses or acquisitions of assets or otherwise) in, any Person other than USCOC, any Subsidiary of the Company or USCOC, United States Cellular Investment Company or any of its Subsidiaries, or any General Market Entities (all such transactions being herein called "investments") in excess of $15,000,000 in the aggregate outstanding at any one time.

     SECTION 6.6 LIMITATION ON DISTRIBUTIONS. Make any Restricted Payment to any shareholder of the Company, except that, as long as no Default or Event of Default has occurred and is then continuing, the Company may make distributions to its shareholders in amounts that would not cause the Company to be in violation of any of Sections 5.9 or 5.10 hereof and would not cause the Company's Equity to be less than the sum of (i) all principal amounts outstanding under the Notes, and (ii) the amounts of all Advances hereunder for which Borrowing Certificates have then been submitted to Lender (each, an "ELIGIBLE DISTRIBUTION"). Before making any Eligible Distribution at any time when the Company does not have positive retained earnings, the Company shall deliver to the Lender a certificate of a Responsible Officer of the Company (i) setting forth in detail the calculation supporting the compliance by the Company with the applicable covenants, (both before and after making such Restricted Payment); (ii) stating that no material adverse change in the business, operations, assets or financial condition of the Company (in each case, taken as a whole) has occurred, or will have occurred following such Eligible Distribution, since the date of the financial statements described in Section 3.1 hereof; and (iii) certifying that no Default or Event of Default has occurred and is then continuing or will be caused by such Eligible Distribution.

     SECTION 6.7 TERMINATION, AMENDMENT, ETC. OF AGREEMENTS. Terminate, amend, supplement or otherwise modify, or waive compliance with any of the provisions of, the Articles of Incorporation or bylaws of the Company, or other material agreements of the Company (other than the Supply Agreement), if such amendment, supplement, modification or waiver would have a material adverse effect on the business, operations, assets or financial condition of the Company (in each case, taken as a whole) or would otherwise materially and adversely affect its ability to perform its obligations under the Basic Agreements or the Letter Agreement.

     SECTION 6.8 TERMINATION OR MODIFICATION OF SUPPLY AGREEMENT OR LETTER AGREEMENT. Prior to the earlier of (a) the satisfaction of the obligations of the Company to purchase, or cause the purchase of, NTI Equipment with an aggregate purchase price of at least $37,500,000 under the Letter Agreement, or
(b) the Financing Termination Date for the 1994 Notes (except as such Financing Termination Date might exist solely because of such termination), terminate the Supply Agreement or the Letter Agreement except for reasonable cause pursuant to the terms thereof, or modify the Supply Agreement in any way that would cause a material adverse effect on the ability of the Company to perform its obligations under the Letter Agreement or the Basic Agreements.

     SECTION 6.9 MARKET ENTITY LOAN DOCUMENTS. Except as necessary in a Permitted Combination under Section 7.5 hereof, terminate, amend, supplement or otherwise modify, or waive compliance with any of the provisions of any Market Entity Loan Documents without the Lender's prior written consent or without either substituting Collateral pursuant to Section 7.2 hereof or removing the Market Entity pursuant to Section 7.3 hereof, if as a consequence thereof the Collateral Value, taken as a whole, would be materially and adversely affected.

     SECTION 6.10 REGULATION U. Make any borrowing hereunder for the purpose of buying or carrying any "margin stock," as such term is used in Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time. The Company does not own any "margin stock." The Company is not engaged in the business of extending credit to others for such purpose, and no part of the proceeds of any borrowing hereunder will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."


                              ARTICLE 7. COLLATERAL

     SECTION 7.1   COLLATERAL. The parties intend that the Company's
Obligations will be secured by (i) a valid, perfected, first-priority security interest in all of the Company's rights, title and interest (but not its obligations) arising under or out of the Market Entity Notes and the Market Entity Loan Documents, all as more fully described in the Security Agreement and Assignments, and (ii) an assignment of the Company's valid, perfected security interest in the Market Entity Collateral of each Market Entity, as more fully described in the Security Agreement and Assignments.

     SECTION 7.2 REPLACEMENT COLLATERAL. The Company shall be permitted to substitute collateral relating to a General Market Entity for collateral relating to an existing Market Entity as part of the Collateral only on the following terms and conditions:

          (a) Upon the occurrence of a Default under Section 8.2 hereof, the Company may elect to cure such Default by providing Lender with a properly completed and executed Assignment (subject to Section 7.7 hereof, with all correct and complete attachments) and the rest of the Market Entity Loan Package with respect to one or more General Market Entities that are not already included in the Collateral ("REPLACEMENT MARKET ENTITY"), if (i) the Company has delivered to Lender within twenty (20) days following such Default, a duly executed Collateral Release Request with respect thereto;
     (ii) the Collateral Value for the Replacement Market Entity is equal to or greater than the outstanding principal amount of the Market Entity Note for such Replacement Market Entity; and (iii) the outstanding principal amount of the Market Entity Note for such Replacement Market Entity is equal to or greater than the outstanding principal amount of the Market Entity Note for the Market Entity being replaced (the "REPLACED MARKET ENTITY"). For purposes of comparing the respective outstanding principal amounts of Market Entity Notes for a Replacement Market Entity and a Replaced Market Entity, prepayment of the Market Entity Note for the Replaced Market Entity shall be permitted only in amounts that are not greater than corresponding prepayments made on account of the Notes, notwithstanding Section 7.4 hereof.

          (b) If no Default or Event of Default has occurred and is continuing, the Company shall have the option at any time to substitute the collateral relating to one or more Replacement Market Entities for the Collateral relating to an existing Market Entity as part of the Collateral by providing Lender with a properly completed and executed Assignment (subject to Section 7.7 hereof, with all correct and complete attachments) and the rest of the Market Entity Loan Package with respect to the Replacement Market Entity, if (i) the Company delivers to Lender a duly executed Collateral Release Request;

     (ii) the Collateral Value for the Replacement Market Entity is equal to or greater than the outstanding principal amount of the Market Entity Note for such Replacement Market Entity; and (iii) the outstanding principal amount of the Market Entity Note for such Replacement Market Entity is equal to or greater than the outstanding principal amount of the Market Entity Note for the Replaced Market Entity. For purposes of comparing the respective outstanding principal amounts of Market Entity Notes for a Replacement Market Entity and a Replaced Market Entity, prepayment of the Market Entity Note for the Replaced Market Entity shall be permitted only in amounts that are not greater than corresponding prepayments made on account of the Notes, notwithstanding Section 7.4 hereof.

          (c) If the foregoing conditions are satisfied, then Lender shall accept the Collateral relating to the Replacement Market Entity as part of the Collateral and shall, within thirty (30) days after its acceptance of the last item necessary for such substitution, deliver to the Company the original Market Entity Note and Market Entity Loan Documents for the Replaced Market Entity, along with a duly executed UCC-3 form reassigning to the Company the Lender's security interest in the Market Entity Loan Collateral of the Replaced Market Entity.

     SECTION 7.3 PARTIAL RELEASE OF COLLATERAL. A Market Entity may be removed from the scope of this Agreement and the Company may obtain a release of Lender's liens on the portions of the Collateral relating to any particular Market Entity on the following terms and conditions:

          (a) A Market Entity shall be removed from the scope of this Agreement if the Company delivers to the Lender (i) a certificate executed by a Responsible Officer of the Company stating (A) that the Market Entity Note of a particular Market Entity has been paid in full and the amount paid thereon, and (B) the amount of the Market Entity Note Shortfall immediately following such payment, and (ii) prepayment of the Obligations in the amount, if any, necessary to reduce the Market Entity Note Shortfall to $15,000,000 or less. The removal of the Market Entity from the scope of this Agreement shall be effective on the later of (x) the date such Market Entity Note is paid in full, or (y) the date of Lender's receipt of any such necessary prepayment of the Obligations.

          (b) A Market Entity shall be removed from the scope of this Agreement if the Company delivers to the Lender (i) a certificate executed by a Responsible Officer of the Company stating (A) that a particular Market Entity is being removed from the scope of this Agreement, and (B) the amount of the Market Entity Note Shortfall immediately following such removal, and (ii) prepayment of the Obligations in the amount, if any, necessary to reduce the Market Entity Note Shortfall to $15,000,000 or less. The removal of the Market Entity from the scope of this Agreement shall be effective on the later of (x) the date of Lender's receipt of such certificate, or (y) the date of Lender's receipt of any such necessary prepayment of the Obligations.

          (c) Within ten (10) days after the later of (i) the Lender's receipt of the certificate and any prepayment amount required under Section 7.3(a) or 7.3(b), as applicable, and (ii) the Company's delivery to Lender of a duly executed Collateral Release Request in connection with such Market Entity, and original UCC-3 forms prepared for Lender's signature, the Lender shall deliver to the Company the original Market Entity Note and Market Entity Loan Documents for such Market Entity, along with duly executed UCC-3 forms either (at the Company's option) terminating or reassigning to the Company the Lender's security interest in the Market Entity Loan Collateral of such Market Entity.

     SECTION 7.4   REQUIRED PREPAYMENT, ETC. UPON MARKET ENTITY SHORTFALL.

          (a) ACTION REQUIRED UPON MARKET ENTITY NOTE SHORTFALL.       If, as of
     the last day of any Calendar Quarter, the Market Entity Note Shortfall is greater than $15,000,000, the Company shall, on or before the last
     Business Day of the next Calendar Quarter, take any one of, or any combination of, the following actions as necessary to reduce the Market Entity Note Shortfall to $15,000,000 or less: (i) pay to Lender a portion of the Loans, for application to the Obligations in accordance with
     Section 2.4(c) hereof, (ii) make advances to Market Entities, (iii) substitute Collateral pursuant to Section 7.2(b) hereof, or (iv) provide Lender with a properly completed and executed Assignment (with all correct and complete attachments, subject to Section 7.7 hereof) and the rest of the Market Entity Loan Package for a General Market Entity that is not already included in the Collateral (a "SUPPLEMENTAL MARKET ENTITY").

          (b) SUBMISSION OF SUPPLEMENTAL OR REPLACEMENT MARKET ENTITY. For purposes of this Section 7.4, the Lender shall be deemed to have accepted the Collateral relating to a Supplemental Market Entity or a Replacement Market Entity as part of the Collateral as of the end of the tenth (10th) Business Day after Lender's receipt of any such Assignment (with all correct and complete attachments, subject to Section 7.7 hereof) and the rest of the Market Entity Loan Package with respect to a Supplemental Market Entity or Replacement Market Entity (with a Collateral Release Request, in the case of a Replacement Market Entity) (the "REVIEW PERIOD"), unless such Assignment and Market Entity Loan Package (and Collateral Release Request, in the case of a Replacement Market Entity) fail to satisfy the requirements of this Agreement and Lender delivers to the Company, prior to the end of the Review Period, a written notice identifying the particular requirements that are not satisfied. If Lender has so notified the Company prior to the end of the Review Period, the Company shall have thirty (30) days after its receipt of such notice (the "EXTENSION PERIOD") to satisfy the particular requirements identified in such notice or to otherwise satisfy the requirements of Section 7.4(a) above (in each case, taking into account any reduction in the Market Entity Note Shortfall resulting from Replacement Market Entities or Supplemental Market Entities accepted by Lender) before the Company shall be deemed to be in default with respect to its obligations under this
     Section 7.4. The Extension Period shall be extended for an additional thirty (30) days from the last day of the original Extension Period (the "ADDITIONAL EXTENSION PERIOD"), before the Company shall be deemed to be in default with respect to its obligations under this Section 7.4, if the Company delivers to the Lender within the original Extension Period a written notice setting forth (i) the reasons why the requirements identified in Lender's notice with respect to a Supplemental Market Entity or Replacement Market Entity cannot reasonably be met within the original Extension Period, notwithstanding the Company's commencement within the original Extension Period of action reasonably likely to meet such requirements, and (ii) the course of action that the Company proposes to take to meet such requirements. During such Additional Extension Period, the Company shall diligently pursue fulfilling the requirements set forth in Lender's original notice, and shall also be entitled to take any combination of the actions set forth in Section 7.4(a) to reduce the Market Entity Note Shortfall to $15,000,000 or less. During the Extension Period and the Additional Extension Period, Lender will accept additional Replacement Market Entities or Supplemental Market Entities on the same terms and conditions set forth above, except that any combination of a Review Period, Extension Period and/or Additional Extension Period for any such additional entity shall, in any event, terminate no later than the seventy-fourth (74th) day after the last Business Day of such next Calendar Quarter referred to in Section 7.4(a).

          (c) ADDITIONAL CONDITIONS REGARDING COLLATERAL VALUE. For each Supplemental Market Entity or Replacement Market Entity submitted pursuant to Section 7.4(a) hereof, the Collateral Value shall be at least equal to the outstanding principal amount of the applicable Market Entity Note. For additional advances made by the Company to a Market Entity pursuant to
     Section 7.4(a)(ii), the Collateral Value for such Market Entity shall be at least equal to the outstanding principal amount of the applicable Market Entity Note after such advance.

          (d) DEFAULT. Notwithstanding anything to the contrary in Section 8.1(d) hereof, the Company's failure to satisfy timely its obligations under this Section 7.4 shall be deemed to be an Event of Default as of the last Business Day of the next Calendar Quarter, as described in Section 7.4(a), or as of the end of the Extension Period (as it may be extended) as described in Section 7.4(b).

     SECTION 7.5    COMBINATION OF MARKETS.

          (a) The Company may at any time, if no Event of Default has occurred and is continuing, permit or suffer any one or more Market Entities (each, a "PREDECESSOR MARKET ENTITY") to enter into any transaction of merger or consolidation or amalgamation or restructuring, or to liquidate, windup or dissolve itself (or suffer any liquidation or dissolution), or to convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property, business or assets whether now owned or hereafter acquired, without the Lender's prior written consent, if, after giving effect to any of the foregoing, (i) a General Market Entity is the surviving entity or transferee, as applicable, (ii) such General Market Entity owns the assets of such Predecessor Market Entity (subject to the security interests granted by such Predecessor Market Entity to the

     Company and assigned to the Lender, but free of any other Liens except for Permitted Liens) and holds each FCC License previously held by such Predecessor Market Entity except for any such FCC License for an Excluded Market, (iii) the Company has delivered to Lender the documents and items described in Section 7.5(b) below, as required; PROVIDED, HOWEVER, that any disposition of Collateral or Market Entity Collateral in connection with any of the foregoing transactions shall not be deemed to have been "authorized" within the meaning of Section 9-306(b) of the Code (as defined in the Security Agreement). (Any such transaction consummated in accordance with this Section 7.5 shall be referred to as a "PERMITTED COMBINATION", and any such General Market Entity resulting from a Permitted Combination shall be referred to as a "COMBINED MARKET ENTITY").

          (b) The Company shall have delivered to Lender each of the following:
     (i) a written summary of the proposed Permitted Combination, identifying the various entities involved and the structure of the transaction(s) at issue, including without limitation identification of any Excluded Markets by FCC designation and by county location and identification of each of the FCC Licenses, Predecessor Market Entities, Market Entities, General Market Entities and other entities involved in, or to be created by, such transaction(s); (ii) an Assumption Agreement substantially in the form of
     EXHIBIT I hereto, executed by the Company and the Combined Market Entity with respect to any Market Entity Loan Documents to which such Combined Market Entity is not already a named party; (iii) acknowledgment copies of UCC-3 amendments and UCC-1 financing statements (executed by such Combined Market Entity and, if necessary, by Lender), in proper form, filed in all offices necessary to perfect, or continue the perfection of, the security interests in the related Market Entity Collateral granted to the Company and assigned to the Lender, including without limitation any additional fixture filings and new filings or amendments to evidence any change of name or structure; (iv) current tax lien and judgment lien searches and UCC-11 searches in all such offices, in the names of the Predecessor Market Entity and in the name of the Combined Market Entity and other entities involved; and (v) copies of the articles of incorporation, by-laws, partnership agreement or other organizational documents of the Combined Market Entity and appropriate resolutions or other evidence of the approval or authorization by the Combined Market Entity of such Assumption Agreement and the actions contemplated thereby.

          (c) If such Combined Market Entity is a Partially Financed Market Entity, Lender hereby consents to any amendments or modifications to the Market Entity Loan Documents executed or assumed by such Combined Market Entity that are necessary to conform the Market Entity Loan Package for such Combined Market Entity to the form of Market Entity Loan Package for a Partially Financed Market Entity. In addition, Lender shall execute such UCC-3 amendments and UCC-3 releases as are necessary to conform the Market Entity Loan Package for such Combined Market Entity to the form of Market Entity Loan Package for a Partially Financed Market Entity, within thirty
     (30) days after
     its receipt of such appropriate UCC-3's and a written request for execution thereof from the Company.

     SECTION 7.6 PRIORITY ISSUES. This Section 7.6 is intended to clarify the Company's position with respect to the Collateral and the Market Entity Collateral, and shall control in case of conflict with any other representations and warranties made by the Company in any of the Loan Documents.

          (a) COLLATERAL IN GENERAL. In various provisions of the Basic Agreements, the Company makes representations, warranties and covenants to Lender that the security interest granted by the Company in each Market Entity Note and in the Company's accounts, general intangibles and rights to payment, in each case arising from the Market Entity Loan Documents for each Market Entity (excluding the Market Entity Loan Collateral), shall be, at the time of the Company's execution and delivery to Lender of the applicable Assignment and when the Lender has given "value," as defined in
     Section 1-201 of the applicable Uniform Commercial Code, a valid, perfected, first-priority security interest, subject to no other liens, claims or encumbrances, except for Permitted Liens and as set forth in
     Section 7.6(b) hereof. These representations, warranties and covenants, after the first such representation or warranty with respect to the Collateral described in this Section 7.6(a) relating to any particular Market Entity, are deemed to exclude any non-consensual liens on such Collateral.

          (b) MARKET ENTITY COLLATERAL. With respect to the Market Entity Collateral, in various provisions of the Basic Agreements, the Company makes representations, warranties and covenants to Lender that, upon the Company's execution and delivery to Lender of the applicable Assignment, and when the Lender has given "value," as defined in Section 1-201 of the applicable Uniform Commercial Code, the Company shall have, and shall have validly assigned to Lender, a valid, perfected security interest in such Market Entity Collateral. The Company is not making any representations or warranties as to the priority of its security interest in the Market Entity Collateral, but is providing to Lender instead only the searches and other recordings reflected in each Assignment. To the extent, if any, that the Company is unable to provide adequate fixture filings for a particular site of a Market Entity under Section 5(b)(v) of the Security Agreement, but complies with Section 7.7 hereof with respect to such Market Entity, the Company's representations and warranties as to the perfection of security interests shall be deemed to exclude the fixtures of such Market Entity located at such site.

     SECTION 7.7 PROBLEM SITES. If, with respect to a proposed Market Entity, the Company is unable to satisfy the requirements of Section 5(b)(v) of the Security Agreement for a Market Entity Loan Package with respect to Market Entity Collateral located at one or more sites used by such proposed Market Entity, Lender agrees not to reject the Market Entity Loan Package for such proposed Market Entity solely for such reason, as long as the aggregate Collateral Value for the Market Entity Collateral located at the other sites used by such proposed Market Entity is at least equal to the outstanding principal amount of the Market Entity Note of such proposed Market Entity.

     SECTION 7.8 COLLATERAL VALUE. In any event, the Company agrees that the aggregate amount of advances made to any Market Entity under a Market Entity Loan (including any amounts repaid and reborrowed by such Market Entity) shall not at any time exceed the Collateral Value for such Market Entity. The Company further agrees not to, and not to permit any Market Entities to, designate or treat a Market as an Excluded Market under this Agreement or any Market Entity Loan Documents after the Amendment Date unless, immediately after the applicable Market becomes an Excluded Market, the Collateral Value for the Market Entity holding the FCC License for such Excluded Market is equal to or greater than the outstanding principal amount of the Market Entity Note for such Market Entity.


                               ARTICLE 8. DEFAULT

     SECTION 8.1 EVENTS OF DEFAULT. Subject to Section 8.2 hereof, each of the following events or conditions shall constitute a "DEFAULT," and, following the termination of any of the following expressly applicable cure periods, shall constitute an "EVENT OF DEFAULT":

          (a) The Company shall fail to pay any principal of or interest on any Note, or any other amount payable hereunder, within five Business Days after receipt by the Company of written or telephonic (to be promptly confirmed in writing) notice from the Lender of such failure; or

          (b) Any material representation or warranty made by the Company in any Basic Agreement or which is contained in any certificate, document or financial or other statement furnished by the Company at any time under or in connection therewith shall prove to have been incorrect in any material respect on or as of the date made and the fact or condition giving rise to the misrepresentation or breach of warranty shall not have been cured within thirty (30) days after a Responsible Officer of the Company receives actual knowledge of such misrepresentation or breach of warranty; or

          (c) The Company shall substantially default in the observance or performance of any agreement or covenant contained in Article 5 or Article 6 hereof and such default shall continue unremedied for a period of thirty
     (30) days after receipt by the Company of written notice from the Lender of such default; PROVIDED, HOWEVER, that if such default is of a character which is subject to cure, but which cannot reasonably be cured within such thirty-day period, no Event of Default shall be deemed to have occurred for an additional thirty (30) days under this provision if the Company shall have commenced, within the original thirty-day period, action reasonably likely to cure such default and shall be diligently pursuing the same; or

          (d) The Company shall substantially default in the observance or performance of any other material agreement contained in this Agreement, and such default shall continue unremedied for a period of 30 days after receipt by the Company of written notice from the Lender of such default; PROVIDED, HOWEVER, that if such default is of a character which is subject to cure, but which cannot reasonably be cured within such thirty-day period, no Event of Default shall be deemed to have occurred for an additional thirty (30) days under this provision if the Company shall have commenced, within the original thirty-day period, action reasonably likely to cure such default, and shall be diligently pursuing the same; or

          (e) The Company shall default in any payment or performance with respect to any Indebtedness (other than the Obligations) or any Contingent Obligation in excess, in the aggregate, of an amount equal to one percent (1%) of the Company's Equity as shown on the most recent financial statements delivered to Lender, and any grace or cure period with respect thereto shall have expired and the Company shall have received notice that the holder of such Indebtedness or the beneficiary of such Contingent Obligation shall have caused the Indebtedness to become due before its stated maturity or caused the Contingent Obligation to become immediately payable; or

          (f) (i) The Company shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or a substantial part of its assets, or the Company shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or a substantial part of its assets, which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Company shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) With respect to any Plan, (i) there has occurred a Reportable Event being considered by the PBGC which may reasonably result in any material liability of the Company to the PBGC with respect to any Plan,
     (ii) a Plan has been terminated by the PBGC or under a distress termination within the meaning of Section 4041(c) of ERISA that could result in any liability to the Company or any Affiliate that is material to the Company, (iii) a trustee has been appointed by a United States district court to administer a Plan in any way that may reasonably result in liability that is material to the Company, (iv) any Plan sponsor, the PBGC or any other Governmental Authority has instituted proceedings to terminate a Plan or to appoint a trustee to administer any such Plan in any way that may reasonably result in liability that is material to the Company, (v) either the Company or any Affiliate has withdrawn, completely or partially, from any Plan that as a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA and such withdrawal has resulted in material liability to the Company, (vi) either the Company or any Affiliate has incurred withdrawal liability that is material to the Company or (vii) a Plan has failed to meet the minimum funding standards established under the Code or ERISA in a way that could result in material liability of the Company; or

          (h) Subject to Section 8.2 hereof, (i) any Basic Agreement or the Letter Agreement shall cease to be in full force and effect in any material respect (for any reason other than the Lender's action or failure to act or, with respect to the Letter Agreement, NTI's action or failure to act) or the Company shall so assert in writing, or (ii) the Security Agreement shall cease to be effective to grant a perfected first priority Lien on, or valid assignment of, as the case may be, the Collateral described therein, or (iii) the Company shall default in any material respect in the observance or performance of any of its material obligations under any applicable Loan Document, in all cases, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition in such Loan Document has been satisfied; or

          (i) One or more money judgments or decrees shall be entered against the Company, or one or more writs of attachments, garnishments, or similar proceedings shall be commenced, in either case involving in the aggregate a liability in excess of an amount equal to two percent (2%) of the Company's Equity, as reflected in the most recent financial statements delivered to Lender, in excess of all amounts paid by the Company or covered by insurance and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof; or

           (j)  The Company shall fail to satisfy its obligations under Section
     7.4 hereof.

     SECTION 8.2 MARKET ENTITY DEFAULTS. Either (i) any Default under Section 8.1(b), 8.1(c), 8.1(d) or 8.1(h) hereof that is specifically related to any one or more Market Entities or (ii) any material default, or event or condition that with notice or the lapse of time or both would become a material default, under the Market Entity Loan Documents for any one or more Market Entities, shall constitute a Default hereunder only if, as a consequence thereof the Collateral Value, taken as a whole, has been or will be materially and adversely affected. Such Default shall then constitute an Event of Default, unless within thirty
(30) days following such Default, the Company either provides substitute Collateral for the affected Market Entities pursuant to Section 7.2 hereof or partially prepays the Obligations with respect to the affected Market Entities pursuant to Section 7.3 hereof or removes the affected Market Entities pursuant to Section 7.3 hereof.

     SECTION 8.3 REMEDIES. If an Event of Default has occurred, then (i) if such event is an Event of Default specified in Section 8.1(f)(i) or 8.1(f)(ii) hereof, the Commitment shall immediately and automatically terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and any Note shall immediately become due and payable. If such event is any other Event of Default, either or both of the following actions may be taken: (i) the Lender may, by written notice to the Company, declare the Commitment to be terminated forthwith, whereupon the Commitment shall immediately terminate; and (ii) the Lender may, by written notice to the Company, declare that an Event of Default has occurred and that the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and any Note are due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided in Section 8.1, 8.2 or 8.3 hereof, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

     SECTION 8.4   ADDITIONAL REMEDIES.

          (a) Upon the occurrence and during the continuation of an Event of Default, Lender shall be entitled to exercise any or all rights and remedies available to it under this Agreement, any of the other Basic Agreements, the Uniform Commercial Code, or otherwise available at law or in equity.

          (b) Upon the occurrence and during the continuance of any Event of Default, without limiting the foregoing, the Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code, including without limitation the right to cause a public or private foreclosure sale of any or all of the Collateral pursuant to the Security Agreement and Section 9-504 of the Uniform Commercial Code.

          (c) The exercise of any rights or remedies hereunder or under any other Basic Agreement by the Lender that may require FCC or PUC approval shall be subject to obtaining such approval. Pending such approval, if the Company is not disputing in any other forum the Lender's entitlement to exercise such rights or remedies, the Company shall not take any affirmative action to delay, hinder, interfere with the obtaining of such approval.

          (d) In accordance with the requirements of 47 C.F.R. Section 22.917
     (1984), or any successor provision, if applicable, the Lender agrees to notify the Company, any affected Market Entity and the FCC in writing at least ten (10) days prior to the repossession, in accordance with the Basic Agreements or the Market Entity Loan Documents, of all or any part of the System which is subject to said regulation.

     SECTION 8.5 CURE OF DEFAULTS. It is further agreed and understood that should an event or occurrence take place which would otherwise constitute a Default, if such Default, if curable, is cured during the applicable period required for the giving of notice, or the lapse of time, or both if necessary to satisfy the condition of converting the Default to an Event of Default, or if such Default or Event of Default shall have been waived in accordance with Section 9.1 hereof, before or after the end of such applicable period, then such Default shall be retroactively deemed to constitute neither a Default nor an Event of Default for any purpose of this Agreement both as to the event itself or the continuance thereof.


                            ARTICLE 9. MISCELLANEOUS

     SECTION 9.1 AMENDMENTS AND WAIVERS. The Lender and the Company may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to the Basic Agreements or changing in any manner the rights of the Lender or of the Company hereunder or thereunder and the Lender may execute and deliver to the Company a written instrument waiving, on such terms and conditions as the Lender may specify in such instrument, any of the requirements of the Basic Agreements or any Default or Event of Default and its consequences. In the case of any waiver, the Company and the Lender shall be restored to their former position and rights hereunder and under any Note, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     SECTION 9.2 NOTICES. Except as otherwise provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be transmitted in writing by telecopy, by hand delivery, by first-class mail, or by Federal Express, Express Mail or some other overnight courier service, addressed to the Lender or the Company, as the case may be, at the following address:


To the Company:    United States Cellular Corporation
                   8410 West Bryn Mawr Avenue
                   Suite 700
                   Chicago, Illinois 60631
                   Attention: Kenneth R. Meyers,
                         Vice President - Finance
                   Telecopy: (312) 399-8959

And to:            United States Cellular Corporation
                   30 North LaSalle Street
                   40th Floor
                   Chicago, Illinois  60603
                   Attention: Leroy T. Carlson, Jr.
                   Telecopy: (312) 630-1908

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
with a copy to:

                   Sidley & Austin
                   One First National Plaza
                   Chicago, Illinois 60603
                   Attention: Mike Hron, Esq.
                   Telecopy: (312) 853-7312

To Lender:

                   NTFC Capital Corporation
                   220 Athens Way
                   Nashville, Tennessee 37228
                   Attention: Legal Department
                   Telecopy:  (615) 734-5283

With a copy to:

                   NTFC Capital Corporation
                   220 Athens Way
                   Nashville, Tennessee  37228
                   Attention:  Senior Vice President, Marketing
                   Telecopy:  (615) 734-5283

or at such other address as may be subsequently submitted by written notice of either party, or to an assignee of the Lender at the address designated by such assignee from time to time. Notice given pursuant to this Section 9.2 shall be deemed effective (a) upon receipt if sent via telecopy or hand delivery, (b) upon the earlier of actual receipt or four (4) Business Days after mailing, if sent via first class certified or registered mail, return receipt requested, or
(c) on the following Business Day, if sent via Federal Express, Express Mail or any other overnight courier service.

     SECTION 9.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege under any Basic Agreement, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Basic Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     SECTION 9.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made under any Basic Agreement and in any document, certificate or statement delivered pursuant thereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

     SECTION 9.5 PAYMENT OF EXPENSES AND TAXES. The Company agrees (a) to pay or reimburse the Lender for the reasonable fees and disbursements and out-of-pocket expenses of Lender's outside counsel incurred by the Lender in connection with the development, preparation, negotiation, review and execution of this Agreement, the other Loan Documents and the Market Entity Loan Documents or Market Entity Loan Packages or of any amendment, supplement or modification to any of the Loan Documents, the Market Entity Loan Documents and any other documents prepared in connection therewith, and the consummation of the transactions contemplated thereby, (b) to pay or reimburse the Lender for the reasonable fees and out-of-pocket expenses of Lender's outside counsel reasonably incurred in connection with the enforcement or protection of any of its rights under the Basic Agreements, any other Loan Documents or the Market Entity Loan Documents, or the release or substitution of any Collateral, and (c) to pay, indemnify, and to hold the Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise, sales, use, real property, gross receipts, capital stock and other taxes, levies, imposts, duties, penalties, charges or withholdings, if any (other than any gross receipt tax that is in the nature of a net income tax, franchise taxes payable by the Lender and taxes measured by the net income of the Lender), which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Basic Agreement or any such other Loan Documents, or (to the extent not paid by the applicable Market Entity) any Market Entity Loan Documents.

     SECTION 9.6 SUCCESSORS AND ASSIGNS. (a) Subject to the following provisions of this Section 9.6, this Agreement shall be binding upon and inure to the benefit of the Company, the Lender, all future holders of any Note, and their respective successors and assigns.

          (b) ASSIGNMENT AND DELEGATION BY THE COMPANY. Other than in connection with a transaction permitted by Section 6.4 hereof, the Company may not assign or transfer any of its rights nor delegate any of its obligations under this Agreement or any other Basic Agreement without the prior written consent of the Lender.

          (c) ASSIGNMENT AND DELEGATION BY THE LENDER. Lender may assign its rights and obligations as follows, PROVIDED, however, that Lender shall not make assignments or delegations under subsection (i) or (ii) to a Competitor without the prior written consent of the Company, which shall not be unreasonably withheld.

              (i) PRE-FINANCING TERMINATION DATE. Subject to subparagraph (iii) below, on or before the Financing Termination Date, the Lender may not delegate any of its duties under this Agreement or any other Basic Agreement to any party other than (with notice to the Company) an Affiliate of the Lender that is not a Competitor, without the prior written consent of the Company, which shall not be unreasonably withheld. During such period, the Lender may, however, without notice to or consent of the Company, assign, transfer, grant a security interest in, or pledge all or any part of its rights or title under this Agreement and the other Basic Agreements, in whole or in part, to any Affiliate of the Lender that is not a Competitor or any third party other than a Competitor, for any reason, including, without limitation, for the purpose of securing loans to Lender or otherwise.

              (ii) POST-FINANCING TERMINATION DATE.  Subject to subparagraph
          (iii) below, at any time after the Financing Termination Date, the Lender may, with notice to but not the consent of the Company, delegate its duties and assign, transfer, grant a security interest in, or pledge all or any part of its rights or title under this Agreement and the other Basic Agreements, in whole or in part, to any third party other than a Competitor, for any reason, including, without limitation, for the purpose of securing loans to Lender or otherwise.

              (iii) EVENT OF DEFAULT. If an Event of Default has occurred and is continuing, and the Lender has accelerated the Loans pursuant to
          Section 8.3 hereof, the Lender may, without notice to or consent of the Company, delegate its duties and assign, transfer, grant a security interest in, or pledge all or any part of its rights or title under this Agreement and the other Basic Agreements, in whole or in part, to any third party (including Competitors), for any reason, including, without limitation, for the purpose of securing loans to Lender or otherwise.

          (d) EFFECT OF ASSIGNMENT. Upon receipt of written notice from Lender of an assignment by the Lender pursuant to paragraph (c) of this Section 9.6, the Company shall, if requested, promptly acknowledge receipt thereof in writing, the rights and privileges herein conferred upon the Lender shall automatically extend to and be vested in the assignee, and the Company shall perform all its obligations with respect to this Agreement and the other Basic Agreements for the benefit of such assignee, and, if so directed, shall pay all amounts due or to become due hereunder directly to such assignee or to any other party designated by such assignee. The Company shall also execute and deliver to Lender such documentation as any such assignee may reasonably require in connection with such assignment, including an acknowledgment of or consent to the assignment which may require the Company to make certain representations or reaffirmations as to some of the basic terms and covenants contained herein. Any such assignee shall be entitled to rely on the Company's agreements as stated herein, as applicable, and shall be considered a third party beneficiary thereof.

          (e) EFFECT OF DELEGATION. If Lender shall delegate its duties under this Agreement or the other Basic Agreements pursuant to paragraph (c) of this Section 9.6, Lender shall not be relieved of its obligations hereunder as a result of any such delegation unless the delegate assumes in writing Lender's future obligations hereunder, a copy of which writing shall be delivered to the Company, in which event after the date of such delegation, the Company's obligations to any such delegate shall be as set forth herein with respect to the Lender, and the Company shall not look to the Lender to perform any of such delegate's obligations hereunder which arise after the date thereof.

     SECTION 9.7 PARTICIPATIONS. The Lender shall be entitled to sell, transfer or assign participation interests in this Agreement and the other Basic Agreements to other financial institutions, each of which shall be entitled to the benefits hereof and of all the Loan Documents to the extent of its participation interest; PROVIDED, HOWEVER, that (i) no participant added before the Financing Termination Date or before the occurrence of an Event of Default shall be a Competitor and (ii) Lender shall retain not less than a majority interest and shall retain all voting control as to material issues (including, without limitation, releases of Collateral, extension of time for payment, reduction of amounts payable, declaration or waiver of Defaults or Events of Default, and amendment of any financial covenants) and (iii) the Company shall remain entitled to deal only with Lender and not with such participants.

     SECTION 9.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     SECTION 9.9 GOVERNING LAW. This Agreement, each Note and the rights and obligations of the parties under the Basic Agreements shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Illinois except to the extent, if any, that the location of the Collateral may require the application of the law of another jurisdiction.

     SECTION 9.10 INTEGRATION. This Agreement, the Letter Agreement and the exhibits and schedules hereto constitute the entire understanding between the Company and the Lender with respect to the subject matter hereof and thereof, and supersede all negotiations, prior discussions, agreements (including commitment letters), proposals and understandings, written or oral, relating to the subject matter hereof. Neither of the parties hereto are entering into this Agreement in reliance on any oral representations or agreements.

     SECTION 9.11 NO JOINT VENTURE. Nothing contained herein or in any of the Loan Documents shall be deemed to create a joint venture, partnership or fiduciary relationship between Lender and the Company or their respective Affiliates.

     SECTION 9.12 INDEMNITY. The Company hereby indemnifies Lender against any losses, claims, expenses, actions, suits, obligations, liabilities and liens (and all costs and expenses, including reasonable attorneys' fees incurred in connection therewith), which Lender has sustained or incurred or may sustain or incur in connection with any of the Collateral or as a consequence of any default by the Company in the performance or observance of any covenant or condition contained in this Agreement or the Loan Documents, including without limitation, the breach of any representation or warranty, any failure of the Company to pay when due (by acceleration or otherwise) any principal, interest, fee or any other amount due hereunder or under any Note, and any failure of the Company to comply with all applicable Requirements of Law (collectively, "Claims") except to the extent that any Claims are caused by Lender's gross negligence or willful misconduct. The Company's obligations under this
Section 9.12 shall be part of the Obligations and shall be secured by the Collateral. The Company agrees that upon written notice by Lender of the assertion of any Claims, the Company shall, at Lender's option, either assume full responsibility for, or reimburse Lender for the reasonable costs and expenses of, the defense thereof. The provisions of this Section 9.12 shall survive the term of this Agreement and payment of the Obligations.

     SECTION 9.13  CONFIDENTIAL INFORMATION.

          (a) CONFIDENTIAL INFORMATION. Lender acknowledges that information that is not available to the public regarding TDS and the Company and their Subsidiaries and Affiliates, including the General Market Entities, has been, and in the future may be, provided to Lender pursuant to this Agreement, and the other Basic Agreements or the Market Entity Loan Documents. Any such information shall constitute "Confidential Information" if it is written or tangible material conspicuously labeled and identified as "confidential and proprietary" or, if oral, if it is identified in writing delivered to Lender within fifteen Business Days after disclosure as "Confidential."

          (b) NON-CONFIDENTIAL INFORMATION. The term "Confidential Information" does not include information that:

              (i) has been or becomes published or is now, or in the future, in the public domain through: (x) no fault of the parties; (y) any means other than unauthorized disclosure by Lender; or (z) disclosure to third parties by the Company without similar restriction;

              (ii) prior to disclosure hereunder, is property within the legitimate possession of Lender;

              (iii) subsequent to disclosure hereunder, is lawfully received from a third party having rights therein without restriction of the third party's or Lender's rights to disseminate the information and without notice of any restriction against its further disclosure;

              (iv) is independently developed by Lender through persons who have not had, either directly or indirectly, access to or knowledge of such Confidential Information;

              (v)  is disclosed with the written approval of the Company;

              (vi) at any time, is delivered or disclosed by the Company or any Affiliate to the Securities and Exchange Commission or other public or regulatory agency;

              (vii) subject to Section 9.13(d) hereof, is obligated to be produced under order of a court of competent jurisdiction or a valid administrative or congressional subpoena.

          (c) NONDISCLOSURE AND USE. Lender will not make any public disclosure concerning the subject matter of the Confidential Information and will not convey any such Confidential Information to any third parties; PROVIDED, HOWEVER, that Lender may disclose any Confidential Information (i) to Lender's directors, officers, employees or agents, including legal counsel and financial advisors, who need to know such information for the purpose of evaluating, reviewing, monitoring, enforcing or administering the transactions contemplated by the Basic Agreements and the Market Entity Loan Documents for the benefit of the Lender or (ii) to appropriate third parties in connection with a transaction permitted by Section 9.6 or 9.7 hereof ("Authorized Third Parties"). Lender agrees that it will not deliver any such Confidential Information to such Authorized Third Parties unless such Authorized Third Parties agree in writing to be bound by the confidentiality agreement contained in this Section 9.13. Lender shall provide the same general care to avoid disclosure or unauthorized use of the Confidential Information as it generally provides to protect its own similar confidential information.

     All Confidential Information, unless otherwise specified in writing, shall remain the property of the Company, shall be used by Lender or its Affiliates only for the purposes intended, and such Confidential Information, including all copies thereof, shall be returned to the Company after Lender's need for it has expired or upon the request of the Company, and in any event, upon termination of this Agreement.

          (d) DISCLOSURE IN LEGAL PROCEEDINGS. In the event that Lender is requested in any legal, judicial or administrative proceeding to disclose any Confidential Information, Lender will give the Company prompt notice of such request. The Company may then seek an appropriate protective order. If, in the absence of a protective order, Lender is compelled to disclose Confidential Information, Lender may disclose such information without liability hereunder if Lender gives the Company written notice of the information to be disclosed as far in advance of its disclosure as is reasonably practicable.

          (e) INJUNCTION. Lender hereby acknowledges and agrees that the Confidential Information is considered by the Company to be of a special, unique and proprietary character. Upon a breach or threatened breach of any provision of this Section 9.13, the Company shall be entitled to, in addition to other remedies available to it, injunctive relief to prevent a breach or continued breach of this Section 9.13, or any part of it, and to secure the enforcement of this Section 9.13.

          (f) TERM. The Lender's obligations under this Section 9.13 shall survive for two (2) years following termination of this Agreement; PROVIDED, HOWEVER, that, upon the occurrence of an Event of Default, without obtaining any agreement from any Persons to be bound by this or any other confidentiality agreement, Lender shall be entitled to disclose Confidential Information to prospective brokers, purchasers, lessees, assigns, auctioneers and their respective agents, and/or in judicial or administrative proceedings, in each case as reasonably necessary in connection with any sale or anticipated sale of any or all of the Loan Documents or the Collateral or any other enforcement of Lender's rights or remedies under this Agreement or the other Basic Agreements.

          (g) LIMITATION OF LIABILITY. Lender shall have no monetary liability under this Section 9.13 unless an unauthorized disclosure of Confidential Information causes or results in a material adverse effect on the business, operations, assets or financial condition of the Company (in each case, taken as a whole), and even in such case, Lender shall only be liable for actual, direct damages. Lender shall have no liability for any indirect, special, consequential or incidental damages hereunder.

          (h) PUBLICITY. The Company agrees that it will obtain Lender's written consent before using or generating any press release, advertisement or other similar publicity materials in which the name or logo of Lender, General Electric or GE Capital Corporation is used or may be reasonably inferred, and will not distribute any such materials in the absence of such prior written approval.

     SECTION 9.14 LIMITATION ON LIABILITY. EXCEPT TO THE EXTENT PROHIBITED BY LAW, EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH ACTION ANY SPECIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY SORT OTHER THAN ACTUAL DAMAGES.

     SECTION 9.15 EFFECT OF AMENDMENT. This Agreement is an amendment and restatement of that certain Term Loan Agreement dated as of October 1, 1991, between the Company and Lender, is not intended to act as a novation or release or discharge of any indebtedness incurred thereunder or evidenced thereby, and, from the Amendment Date forward, supersedes any provisions thereof.

     IN WITNESS WHEREOF, the parties have caused this Amended and Restated Term Loan Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

NTFC CAPITAL CORPORATION                     UNITED STATES CELLULAR
                                             CORPORATION


By: /S/ WILLIAM F. WOOD, JR.              By: /s/ Kenneth R. Meyers
   ---------------------------------            -------------------------------

Title: Senior Vice President              Title: Vice President-Finance and CFO
      ------------------------------            -------------------------------

                    AMENDED AND RESTATED TERM LOAN AGREEMENT
                        DATED DECEMBER 22, 1994, BETWEEN
                          NTFC CAPITAL CORPORATION AND
                       UNITED STATES CELLULAR CORPORATION



                             SCHEDULES AND EXHIBITS
                             ----------------------


     Schedule 1               Existing Market Entities
     Schedule 1.1             Interim Notes
     Schedule 2               Direct Loan Transactions
     Schedule 3.3             Required Consents
     Schedule 3.6             Pending or Threatened Litigation

     Exhibit A-1              Form of 1994 Construction Note
     Exhibit A-2              Form of 1994 Equipment Note
     Exhibit A-3              Copy of Refinancing Note
     Exhibit A-4              Form of Note Schedule
     Exhibit A-5              Form of Note D
     Exhibit A-6              Form of Note E
     Exhibit B-1              Form of Borrowing Certificate      (Equipment
                              Loan)
     Exhibit B-2              Form of Borrowing Certificate  (Construction Loan)
     Exhibit B-3              Form of Borrowing Certificate   (New Notes)
     Exhibit C                Form of Amended and Restated Security Agreement
                              and Assignment of Contracts
     Exhibit D                Form of Collateral Assignment
     Exhibit E                Form of Collateral Release Request Certificate
     Exhibit H                Form of Acknowledgment, Consent and Release
                              Agreement
     Exhibit I                Form of Assumption Agreement for Combined Markets

          The Schedules and Exhibits are not being filed herewith. The Company agrees to furnish a copy of such Schedules and Exhibits if so requested by the Commission.